                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY


================================================================================


                                U.S.$323,125,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                         DURA AUTOMOTIVE SYSTEMS, INC.,
                              as Parent Guarantor,

                              DURA OPERATING CORP.,
                           TRIDENT AUTOMOTIVE LIMITED,
                           DURA HOLDING GERMANY GMBH,
                      DURA AUTOMOTIVE SYSTEMES EUROPE S.A.,
                     DURA AUTOMOTIVE SYSTEMS (CANADA), LTD.,
                                  as Borrowers,

              The Several Lenders from Time to Time Parties Hereto,

                             BANK OF AMERICA, N.A.,
                   as Collateral Agent and Syndication Agent,

                             THE BANK OF NOVA SCOTIA
                                BARCLAYS BANK PLC
                                  COMERICA BANK
                           STANDARD FEDERAL BANK, N.A.
                         U.S. BANK NATIONAL ASSOCIATION
                              WACHOVIA BANK, N.A.,
                           as Co-Documentation Agents

                                       and
                              JPMORGAN CHASE BANK,
                             as Administrative Agent
                           Dated as of March 19, 1999,
                 as amended and restated as of October 31, 2003

================================================================================


          JPMORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC, as Joint Lead Arrangers and Joint Bookrunners

                               TABLE OF CONTENTS



                                                                                                           Page


SECTION 1.   DEFINITIONS......................................................................................1

     1.1     Defined Terms....................................................................................1

     1.2     Other Definitional Provisions...................................................................26



SECTION 2.   AMOUNT AND TERMS OF TRANCHE C TERM LOANS AND REVOLVING COMMITMENTS..............................26

     2.1     Tranche C Term Loans............................................................................26

     2.2     Repayment of Tranche C Term Loans...............................................................27

     2.3     Revolving Commitments...........................................................................27

     2.4     Procedure for Revolving Loan Borrowing..........................................................28

     2.5     U.S. Swingline Commitment.......................................................................28

     2.6     Canadian Swingline Commitment...................................................................29

     2.7     Procedure for Swingline Borrowing; Refunding of Swingline Loans.................................29

     2.8     Commitment Fees, etc............................................................................31

     2.9     Termination or Reduction of Revolving Commitments...............................................31

     2.10    Optional Prepayments............................................................................31

     2.11    Mandatory Prepayments and Revolving Commitment Reductions.......................................31

     2.12    Conversion and Continuation Options.............................................................33

     2.13    Limitations on Eurocurrency Tranches............................................................33

     2.14    Interest Rates and Payment Dates................................................................33

     2.15    Computation of Interest and Fees................................................................34

     2.16    Inability to Determine Interest Rate............................................................34

     2.17    Pro Rata Treatment and Payments.................................................................35

     2.18    Requirements of Law; Illegality.................................................................37

     2.19    Taxes...........................................................................................39

     2.20    Indemnity.......................................................................................43

     2.21    Change of Lending Office........................................................................44

     2.22    Replacement of Lenders..........................................................................44

     2.23    Notices to and from Dura........................................................................44

     2.24    Utilization of Commitments in Foreign Currencies................................................44

     2.25    Evidence of Debt................................................................................45



SECTION 3.   LETTERS OF CREDIT...............................................................................46

     3.1     L/C Commitment..................................................................................46

     3.2     Procedure for Issuance of Letter of Credit......................................................46

     3.3     Fees and Other Charges..........................................................................47

     3.4     L/C Participations..............................................................................47

     3.5     Reimbursement Obligation of the Borrowers.......................................................48

     3.6     Obligations Absolute............................................................................48

     3.7     Letter of Credit Payments.......................................................................48

     3.8     Applications....................................................................................49



SECTION 4.   REPRESENTATIONS AND WARRANTIES..................................................................49

     4.1     Financial Condition.............................................................................49

     4.2     No Change.......................................................................................49

     4.3     Existence; Compliance with Law..................................................................49




                                                                                                           Page


     4.4     Power; Authorization; Enforceable Obligations...................................................49

     4.5     No Legal Bar....................................................................................50

     4.6     Litigation......................................................................................50

     4.7     No Default......................................................................................50

     4.8     Ownership of Property; Liens....................................................................50

     4.9     Intellectual Property...........................................................................50

     4.10    Taxes...........................................................................................50

     4.11    ERISA...........................................................................................51

     4.12    Investment Company Act; Other Regulations.......................................................51

     4.13    Subsidiaries....................................................................................51

     4.14    Use of Proceeds.................................................................................51

     4.15    Environmental Matters...........................................................................51

     4.16    Accuracy of Information, etc....................................................................51

     4.17    No Burdensome Restrictions......................................................................52

     4.18    Insurance.......................................................................................52

     4.19    Senior Debt.....................................................................................52



SECTION 5.   CONDITIONS PRECEDENT............................................................................52

     5.1     Conditions to Closing Date......................................................................52

     5.2     Conditions to Each Extension of Credit..........................................................53



SECTION 6.   AFFIRMATIVE COVENANTS...........................................................................54

     6.1     Financial Statements............................................................................54

     6.2     Certificates; Other Information.................................................................54

     6.3     Payment of Obligations..........................................................................55

     6.4     Maintenance of Existence; Compliance............................................................55

     6.5     Maintenance of Property; Insurance..............................................................55

     6.6     Inspection of Property; Books and Records; Discussions..........................................55

     6.7     Notices.........................................................................................56

     6.8     Environmental Laws..............................................................................56

     6.9     Additional Collateral, etc......................................................................56

     6.10    Compliance with Laws............................................................................57

     6.11    Compliance with ERISA...........................................................................57

     6.12    Further Assurances..............................................................................57



SECTION 7.   NEGATIVE COVENANTS..............................................................................57

     7.1     Financial Condition Covenants...................................................................57

     7.2     Indebtedness....................................................................................59

     7.3     Liens...........................................................................................60

     7.4     Guarantee Obligations...........................................................................62

     7.5     Fundamental Changes.............................................................................63

     7.6     Disposition of Property.........................................................................63

     7.7     Restricted Payments.............................................................................64

     7.8     Investments.....................................................................................65

     7.9     Transactions with Affiliates....................................................................66

     7.10    Changes in Fiscal Periods.......................................................................66

     7.11    Use of Proceeds.................................................................................66

     7.12    Restrictions on Subsidiaries....................................................................66

     7.13    ERISA...........................................................................................66

     7.14    Change in Business..............................................................................67




                                                                                                           Page

     7.15    Accounting Changes..............................................................................67

     7.16    Amendments to Other Documents...................................................................67

     7.17    Trust Preferred Stock Transaction...............................................................67

     7.18    Swap Contracts..................................................................................67



SECTION 8.   EVENTS OF DEFAULT...............................................................................67



SECTION 9.   THE AGENTS......................................................................................70

     9.1     Appointment.....................................................................................70

     9.2     Collateral Matters..............................................................................71

     9.3     Delegation of Duties............................................................................71

     9.4     Exculpatory Provisions..........................................................................71

     9.5     Reliance by Agents..............................................................................71

     9.6     Notice of Default...............................................................................71

     9.7     Non-Reliance on Agents and Other Lenders........................................................72

     9.8     Indemnification.................................................................................72

     9.9     Agent in Its Individual Capacity................................................................72

     9.10    Successor Agents................................................................................73

     9.11    Syndication Agent...............................................................................73



SECTION 10.  MISCELLANEOUS...................................................................................73

    10.1     Amendments and Waivers..........................................................................73

    10.2     Notices.........................................................................................75

    10.3     No Waiver; Cumulative Remedies..................................................................76

    10.4     Survival of Representations and Warranties......................................................76

    10.5     Payment of Expenses and Taxes...................................................................76

    10.6     Successors and Assigns; Participations and Assignments..........................................77

    10.7     Adjustments; Set-off............................................................................80

    10.8     Counterparts....................................................................................81

    10.9     Severability....................................................................................81

    10.10    Integration.....................................................................................81

    10.11    GOVERNING LAW...................................................................................81

    10.12    Submission To Jurisdiction; Waivers.............................................................81

    10.13    Acknowledgements................................................................................82

    10.14    Releases of Guarantees and Liens................................................................82

    10.15    Confidentiality.................................................................................83

    10.16    WAIVERS OF JURY TRIAL...........................................................................83

    10.17    Additional Borrowers............................................................................83

    10.18    Limitation......................................................................................84

    10.19    Judgment........................................................................................84

    10.20    Amendment and Restatement.......................................................................84

    10.21    Post-Closing Matters............................................................................84

ANNEX:

A        Administrative Schedule to Credit Agreement

SCHEDULES:

Administrative Schedule
1.1A     Revolving Commitments and Tranche C Term Loan Amounts
1.1B     Existing Guaranties and Collateral Documents
1.1C     Existing Letters of Credit
1.1D     Mortgages
2.18     U.K. Reserves
4.6      Litigation
4.8      Excluded Property
4.13     Subsidiaries
4.15     Environmental Matters
7.2(d)   Existing Indebtedness
7.3(f)   Existing Liens
7.4      Existing Guarantee Obligations

EXHIBITS:

B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Guaranty
E        Form of Assignment and Assumption
F        Form of Legal Opinion of Kirkland and Ellis
G        Form of Exemption Certificate
H        Form of Joinder Agreement
I        Form of Other Qualified Secured Agreement

                  AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of March 19, 1999, as amended and restated as of October 31, 2003, among Dura Automotive Systems, Inc., a Delaware corporation ("DASI") as parent guarantor, Dura Operating Corp., a Delaware corporation ("Dura"), Trident Automotive Limited, a private limited company incorporated under the laws of England and Wales (the "U.K. Borrower"), Dura Holding Germany GmbH, a limited liability company organized under the laws of Germany (the "German Borrower"), Dura Automotive Systemes Europe S.A., a company organized under the laws of France (the "French Borrower"), Dura Automotive Systems (Canada), Ltd, an Ontario corporation (the "Canadian Borrower") (Dura, the U.K. Borrower, the German Borrower, the French Borrower and the Canadian Borrower collectively, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), Bank of America, N.A., as syndication agent (in such capacity, the "Syndication Agent") and as collateral agent (in such capacity, the "Collateral Agent"), and JPMorgan Chase Bank, as administrative agent.

                  The parties hereto hereby agree as follows:

                              W I T N E S S E T H :

                  WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of March 19, 1999 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Credit Agreement"), certain of the Lenders (the "Existing Lenders") have extended term loans and made available revolving credit commitments to the Borrowers and certain other subsidiaries of DASI on the terms set forth in the Existing Credit Agreement;

                  WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated pursuant to this Agreement to, among other things (a) continue the Tranche C Term Loans outstanding under the Existing Credit Agreement as Tranche C Term Loans hereunder, (b) continue the Revolving Credit Commitments under the Existing Credit Agreement as Revolving Commitments hereunder, and (c) designate JPMorgan Chase Bank as Administrative Agent and Bank of America N.A. as Collateral Agent for the Loan Documents;

                  WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement, but only upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the security interests granted and guarantees issued pursuant to the Collateral Documents and the Guarantees will continue to provide collateral security for the obligations of the Loan Parties under this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                             SECTION 1. DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "Acquired Assets": the tangible assets acquired pursuant to an Acquisition.

                  "Acquisition": any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that DASI or a Subsidiary of DASI is the surviving entity.

                  "Adjustment Date": as defined in the Pricing Grid.

                  "Administrative Agent": JPMorgan Chase Bank, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Administrative Schedule": the Administrative Schedule attached to this Agreement.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or membership interests, by contract or otherwise.

                  "Agents": the collective reference to the Collateral Agent and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender's Tranche C Term Loans and (ii) the amount of such Lender's U.S.$ Revolving Commitment then in effect or, if the U.S.$ Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": as defined in the preamble hereto.

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                       Base Rate Loans             Eurocurrency Loans          Canadian Prime Rate
                                       ---------------             ------------------          -------------------
                                                                                                       Loan
                                                                                                       ----
Revolving Loan                              1.5%                          2.5%                         N/A
Tranche C Term Loans                        1.5%                          2.5%                         N/A
U.S. Swingline Loans                        1.5%                           N/A                         N/A
Canadian Swingline
Loans                                       N/A                            N/A                         1.5%

; provided, that on and after the first Adjustment Date the Applicable Margin with respect to Revolving Loans and Swingline Loans will be determined pursuant to the Pricing Grid.

                  "Application": an application, in such form as the applicable Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

                  "Approved Fund": as defined in Section 10.6(b).

                  "Assignee": as defined in Section 10.6(b).

                  "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit E.

                  "Assignor": as defined in Section 10.6(c).

                  "Available U.S.$ Revolving Commitment": as to any U.S.$ Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's U.S.$ Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding under the U.S.$ Revolving Commitments; provided, that in calculating any U.S.$ Lender's Revolving Extensions of Credit under the U.S.$ Revolving Commitments for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

                  "Bank of Canada Rate": the overnight rate established by the Canadian Swingline Lender based on its customary practice.

                  "Base Rate": as to any Borrower in any specified currency, the interest rate identified as the Base Rate therefor in the Administrative Schedule.

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the applicable Base Rate.

                  "Benefitted Lender": as defined in Section 10.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrowers": as defined in the preamble hereto and any other Subsidiary that becomes a Borrower in accordance with Section 10.17.

                  "Borrowing Date": any Business Day specified by any Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that (a) when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealing in deposits in the London interbank market in the applicable currency, (b) when such term is used for the purpose of determining the date on which the Eurocurrency Base Rate is determined under this Agreement for any Loan denominated in Euro for any Interest Period therefor and for purposes of determining the first and last day of any Interest Period, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days, (c) when used in connection with a Canadian Swingline Loan, the term "Business Day" shall also exclude any day on which commercial banks in Toronto, Ontario are authorized or required by law to close and (d) with respect to any day on which any payments are to be made under this Agreement in a particular currency, the term Business Day shall also exclude a day on which commercial banks in the principal financial center of the country of the applicable currency are located are authorized or required by law to close.

                  "Canadian Borrower": as defined in the preamble hereto.

                  "Canadian Dollars" and "C$": dollars in lawful currency of Canada.

                  "Canadian Prime Rate": on any day, the annual rate of interest equal to the greater of (i) the annual rate of interest announced by the JPMorgan Chase Bank, Toronto Branch and in effect as its prime rate at its principal office in Toronto, Ontario on such day for determining interest rates on Canadian Dollar-denominated commercial loans in Canada, and (ii) the annual rate of interest equal to the sum of (A) the one-month CDOR Rate in effect on such day, plus (B) 1.00%.

                  "Canadian Prime Rate Loan": Loans the rate of interest applicable to which is based upon the Canadian Prime Rate.

                  "Canadian Swingline Commitment": the obligation of the Canadian Swingline Lender to make Canadian Swingline Loans pursuant to Section
2.6 in an aggregate principal amount at any one time outstanding not to exceed C$10,000,000.

                  "Canadian Swingline Lender": JPMorgan Chase Bank, Toronto Branch, in its capacity as Canadian Swingline Lender hereunder and any successor thereto in such capacity.

                  "Canadian Swingline Loan": as defined in section 2.6.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, except to the extent made with asset sale, condemnation or casualty proceeds, in each case which are not otherwise required to be applied in accordance with Section 2.11.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than U.S.$500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within 270 days from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least the Dollar Equivalent of $5,000,000,000; and (i) investments with foreign governmental entities which are members of the OECD or foreign banks organized under the laws of countries which are members of the OECD, similar to the investments set forth in clauses (a), (b), (c) and (d) above, so long as such foreign bank has combined capital and surplus of a Dollar Equivalent of no less than $500,000,000.

                  "CDOR Rate": on any date, the annual rate of interest which is the rate based on an average rate applicable to Canadian Dollar banker's acceptances for the applicable period appearing on the "Reuters Screen CDOR Page", rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 10:00 a.m., Toronto time, on such date, or if such date is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR Rate on such date shall be calculated as the arithmetic mean of the rates for the term referred to above applicable to Canadian Dollar banker's acceptances quoted by the banks listed in Schedule I of the Bank Act (Canada) as of 10:00 a.m., Toronto time, on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

                  "Change in Control": any of the following events: (a) any Person or group (within the meaning of Rule 13d-5 of the SEC under the Exchange
Act), excluding Onex DHC, L.L.C., Alkin Co. or J2R Corporation, shall be or become the beneficial owner (as defined in Rule 13d-3 of the SEC under the Exchange Act) of issued and outstanding capital stock of DASI representing 25% or more of the voting power in elections for directors of DASI on a fully diluted basis; (b) a majority of the members of the board of directors of DASI or the board of directors of Dura shall cease to be Continuing Members; (c) DASI shall cease to own, directly or indirectly, 100% of the issued and outstanding capital stock of Dura; or (d) a Change of Control, as defined in either the 1999 Subordinated Indenture or the 2002 Senior Indenture, shall occur.

                  "Charge and Memorandum of Deposit": each charge and memorandum of deposit listed on Schedule 1.1B and each other charge and memorandum of deposit provided by a Loan Party to the Collateral Agent hereunder (including pursuant to Section 6.9 or 6.12).

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is October 31, 2003.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Collateral Document.

                  "Collateral Agent": Bank of America, N. A., together with its affiliates, as the collateral agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Collateral Document": each Collateral Document under the Existing Credit Agreement, each document listed on Schedule 1.1B, each Charge and Memorandum of Deposit, Debenture, Pledge Agreement, Security Agreement, Mortgage and reaffirmation thereof and other collateral documents providing for the grant of a Lien in favor of the Collateral Agent in connection with this Agreement and each amendment or supplement thereto.

                  "Commitment Fee Rate": 0.75% per annum; provided, that on and after the first Adjustment Date the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes any Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Computation Date": any date on which the Administrative Agent determines the Dollar Equivalent of any currency pursuant to this Agreement.

                  "Computation Period": each period of four consecutive fiscal quarters ending after September 30, 2003.

                  "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.18, 2.19, 2.20 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Revolving Commitment.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated October 2003 and furnished to certain Lenders.

                  "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of DASI and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of DASI and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of DASI and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of DASI and its Subsidiaries for such period; provided that there shall be excluded therefrom (i) the income or loss of any Person which is not a Subsidiary (but any dividends or other distributions received in cash by DASI or any Subsidiary from such Person shall be included in determining Consolidated Net Income) and (ii) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to employees, including officers, of DASI or any Subsidiary, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by DASI or any Affiliate of DASI.

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Continuing Member": a member of the board of directors of DASI or Dura who either (a) was a member of such board of the directors on the Closing Date and has been such continuously thereafter or (b) became a member of such board after the Closing Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of such board of directors.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "DASI": as defined in the preamble hereto.

                  "Debenture": each of the debentures listed on Schedule 1.1B and each other debenture provided by a Loan Party to the Administrative Agent hereunder (including pursuant to Section 6.9 or 6.12).

                  "Disposed Business": as defined in "Senior Leverage Ratio" and "Total Debt to EBITDA Ratio".

                  "Disposed Subsidiary": as defined in "Senior Leverage Ratio" and "Total Debt to EBITDA Ratio".

                  "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "$" or "U.S.$": lawful currency of the United States of America.

                  "Dollar Equivalent": at any time of determination, (i) with respect to U.S. Dollars, the amount of such U.S. Dollars and (ii) with respect to any amount in any currency other than U.S. Dollars, the amount of U.S. Dollars into which such amount of such other currency could be converted into U.S. Dollars as determined by the Administrative Agent using the Exchange Rate.

                  "Dura": as defined in the preamble hereto.

                  "EBITDA": for any period, the sum of

                  (a) Consolidated Net Income of DASI and its Subsidiaries for such period excluding, to the extent reflected in determining such Consolidated Net Income, extraordinary gains and losses for such period and non-cash restructuring or other non-cash charges and gains and losses from the disposition of a Disposed Business or Disposed Subsidiary, plus

                  (b) to the extent deducted in determining Consolidated Net Income, Interest Expense, income tax expense, depreciation, depletion, amortization, any scheduled payment of interest on (without duplication) any of the Trust Preferred Stock Debentures or the Trust Preferred Securities and any minority interest subtracted from Consolidated Net Income for such period.

For purposes of this Agreement EBITDA for the fiscal quarter ended (i) December 31, 2002 shall be deemed to be $38,600,000 (ii) March 31, 2003 shall be deemed to be $70,000,000 (iii) June 30, 2003 shall be deemed to be $55,700,000 and (iv) September 30, 2003 shall be deemed to be $46,300,000.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Euro": the single currency of the participating member states of the Third Stage.

                  "Euro Revolving Borrowers": the German Borrower and the French Borrower.

                  "Euro Revolving Commitments": as to any Euro Revolving Lender, the obligation of such Lender, if any, to make Euro Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Euro Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The initial aggregate amount of the Euro Revolving Commitments is Euro20,000,000.

                  "Euro Revolving Lenders": the Lenders listed under the heading "Euro Revolving Lenders" on Schedule 1.1A hereto.

                  "Euro Revolving Loan": as defined in Section 2.3(b).

                  "Eurocurrency Base Rate": as to any Borrower in any specified currency, the interest rate identified as the Eurocurrency Base Rate therefor in the Administrative Schedule.

                  "Eurocurrency Loans": Loans the rate of interest applicable to which is based upon the applicable Eurocurrency Rate.

                  "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurocurrency Base Rate
               ---------------------------------------------------
                    1.00 -- Eurocurrency Reserve Requirements

                  "Eurocurrency Reserve Requirements": for any day as applied to any Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority for the applicable Lender dealing with reserve requirements prescribed for eurocurrency funding (in the case of Loans by a U.S. Revolving Lender, currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurocurrency Tranche": the collective reference to Eurocurrency Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events or circumstances specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excepted Asset Sales": means (i) dispositions or sales permitted under subsections 7.6(a), (b), (c), (f) or (g) and (ii) other sales or other dispositions to the extent not in excess of U.S.$25,000,000 in the aggregate during any fiscal year.

                  "Excess Cash Flow": for any fiscal year of DASI, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by DASI and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by DASI and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount) and to the extent such proceeds are included in arriving at such Consolidated Net Income, the aggregate amount actually paid by DASI and its Subsidiaries in cash during such fiscal year on account of capital expenditures, to the extent made with asset sale, condemnation or casualty proceeds, (iii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Tranche C Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Tranche C Term Loans) of DASI and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of property by DASI and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,
(vii) Investments (other than Investments in Affiliates of DASI) of the types described in subsections 7.8(f) and (g) made in cash during such fiscal year, and (viii) any cash dividends and cash purchase price paid in respect of shares of DASI permitted under Section 7.7 during such fiscal year.

                  "Exchange Rate": with respect to any Foreign Currency on any Business Day, the rate at which such Foreign Currency may be exchanged into U.S. Dollars, as set forth in the Wall Street Journal on such Business Day. In the event that such rate does not appear in the Wall Street Journal on such Business Day, the "Exchange Rate" with respect to such Foreign Currency shall be determined by reference to such publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and Dura or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of U.S. Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

                  "Excluded Receivables Assets": accounts receivable and related property sold pursuant to a Permitted Receivables Financing (but only for so long as such accounts receivable are subject to a Permitted Receivables Financing).

                  "Excluded Property": the property described in Schedule 4.8 including property then constituting Excluded Receivables Assets.

                  "Existing Credit Agreement": as defined in the preamble hereto.

                  "Existing Letters of Credit": the letters of credit issued under the Existing Credit Agreement and outstanding on the Closing Date as set forth on Schedule 1.1C.

                  "Facility": each of (a) the Tranche C Term Loans made hereunder (the "Tranche C Term Facility"), (b) the U.S.$ Revolving Commitments and the extensions of credit made thereunder (the "U.S.$ Revolving Facility"),
(c) the Pounds Sterling Revolving Commitments and the extensions of credit made thereunder (the "Pounds Sterling Revolving Facility") and (d) the Euro Revolving Commitments and the extensions of credit made thereunder (the "Euro Revolving Facility", together with the U.S.$ Revolving Facility and the Pounds Sterling Revolving Facility, the "Revolving Facilities"). Each of the Pounds Sterling Revolving Facility and the Euro Revolving Facility is a subfacility of the U.S.$ Revolving Facility.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank from three federal funds brokers of recognized standing selected by it.

                  "Fee Payment Date": (a) the last Business Day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

                  "Finance Subsidiary": any wholly owned subsidiary of any Borrower that is formed for the sole purpose of engaging in Permitted Receivables Financings.

                  "Foreign Currency": Euro, Pounds Sterling or Canadian Dollars.

                  "Foreign Currency Loan": any Loan denominated in a currency other than U.S. Dollars.

                  "FRB": the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "French Borrower": as defined in the preamble hereto.

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "Funding Office": the office of the Administrative Agent (or, in the case of any Loan in Pounds Sterling, Euros or Canadian Dollars, of an Affiliate of the Administrative Agent) specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent or the respective Affiliate of the Administrative Agent as its funding office by written notice to DASI and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then, at the election of DASI, the Administrative Agent agrees to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating DASI's and the Borrowers' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers or DASI, as applicable, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "German Borrower": as defined in the preamble hereto.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Group Members": the collective reference to DASI, the Borrowers and their respective Subsidiaries.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any

Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by DASI or the applicable Borrower in good faith.

                  "Guaranties": the collective reference to each Guaranty delivered under the Existing Credit Agreement (including those listed on Schedule 1.1B) and each other guaranty executed and delivered hereunder pursuant to Section 6.9 substantially in the form of Exhibit D.

                  "Guarantors": the collective reference to the guarantor parties to the Guaranties.

                  "Indebtedness": of any Person, without duplication, the following (other than trade payables and accrued expenses entered into in the ordinary course of business): (a) all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services if secured by a Lien (including all indebtedness of such Person created or arising under any conditional sale or other title retention agreement) (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all obligations of such Person with respect to capital leases or leases which should be classified as capital leases in accordance with GAAP; (f) all indebtedness of other Persons referred to in clauses (a) through (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (g) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above.

                  "Indemnitee": as defined in Section 10.5.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including registered copyrights, registered copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Coverage Ratio": for any Computation Period, the ratio of (a) Interest Expense to (b) EBITDA, in each case for such Computation Period.

                  "Interest Expense": for any period the consolidated interest expense of DASI and its Subsidiaries for such period determined in accordance with GAAP plus dividends relating to Trust Preferred Securities, net of any interest income.

                  "Interest Payment Date": (a) as to any Base Rate Loan (including any Swingline Loan which is a Base Rate Loan), the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is a Base Rate Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan which is not a Base Rate Loan, the respective Interest Payment Date therefor agreed to by the applicable Swingline Lender and the applicable Borrower.

                  "Interest Period": as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six or, if available to all Lenders under the relevant Facility, nine or twelve months thereafter, as selected by the applicable Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six or, if available to all Lenders under the relevant Facility, nine or twelve months thereafter, as selected by the applicable Borrower by irrevocable notice to the Administrative Agent not later than the Specified Notice Time; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) no Borrower may select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Tranche C Term Loans;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iv) each Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurocurrency Loan during an Interest Period for such Loan; and

                  (v) no Borrower may select an Interest Period for a Eurocurrency Loan in Pounds Sterling which would extend beyond the date on which Pounds Sterling cease to be the legal tender in the United Kingdom.

                  "Investments":  as defined in Section 7.8.

                  "Issuing Lender": JPMorgan Chase Bank or any affiliate thereof, in its capacity as issuer of any Letter of Credit, and Bank of America, N.A. or any affiliate thereof, in its capacity as issuer of Existing Letters of Credit.
                  "Joinder Agreement": an agreement by which a Subsidiary becomes a Borrower party to this Agreement, substantially in the form of Exhibit H.
                  "Joint Venture": a limited-purpose corporation, partnership, limited liability company, Joint Venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed or invested in by DASI or any of its Subsidiaries with another Person or Persons in order to conduct a common venture or enterprise with such Person or Persons.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired Dollar Equivalent amount of the then outstanding Letters of Credit and (b) the aggregate Dollar Equivalent amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": the collective reference to all the U.S.$ Revolving Lenders other than the Issuing Lender.

                  "Lender Parties": the collective reference to the Agents, the Lenders, their respective Affiliates and the Indemnitees.

                  "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Letters of Credit": any Existing Letter of Credit and any letter of credit issued by any Issuing Lender pursuant to Section 3. Letters of Credit shall be issued under the U.S.$ Revolving Facility.

                  "Lien": any mortgage, pledge, deed of trust, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease or a purchaser in a Permitted Receivables Financing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Collateral Documents, each Guaranty, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

                  "Loan Parties": each Group Member that is a party to a Loan Document.

                  "Local Time": as to any Loan, the local time of the applicable Funding Office of the Administrative Agent or the applicable Affiliate of the Administrative Agent, as the case may be.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche C Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of a Revolving Facility, prior to any termination of the Revolving Commitments thereunder, the holders of more than 50% of the aggregate Revolving Commitments under such Facility).

                  "Material Adverse Effect": a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of DASI and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Subsidiary": (a) each Loan Party, and (b) any other Subsidiary of DASI (other than Dura Automotive Systems Capital Trust) whose assets or annual revenues together with the assets or annual revenues, as the case may be, of its Subsidiaries constitute 5% or more of the total assets or annual revenues (based on a pro forma basis for the most recently ended fiscal year) of DASI and its Subsidiaries on a consolidated basis.

                  "Minimum Tranche": in respect of Loans comprising part of the same borrowing, or to be converted or continued under Section 2.12: (a)(i) in the case of Base Rate U.S.$ Revolving Loans, U.S.$1,000,000 or a higher integral multiple of U.S.$1,000,000, or (ii) in the case of Eurocurrency Rate U.S.$ Revolving Loans, U.S.$3,000,000 or a higher integral multiple of U.S.$1,000,000;
(b)(i) in the case of Base Rate Pounds Sterling Revolving Loans, a minimum Dollar Equivalent amount of U.S.$1,000,000 and an integral multiple of 1,000,000 Pounds Sterling, or (ii) in the case of Eurocurrency Rate Pounds Sterling Revolving Loans, a minimum Dollar Equivalent of U.S.$3,000,000 and an integral multiple of 1,000,000 Pounds Sterling; (c)(i) in the case of Base Rate Euro Revolving Loans, a minimum Dollar Equivalent amount of U.S.$1,000,000 and an integral multiple of 1,000,000 Euros, or (ii) in the case of Eurocurrency Rate Euro Revolving Loans, a minimum Dollar Equivalent of U.S.$3,000,000 and an integral multiple of 1,000,000 Euro; (d) in the case of any Type of Revolving Loans, the remaining unused amount of the applicable Revolving Commitment, if less than the foregoing amounts; and (e) in the case of Term Loans, a minimum amount of U.S.$10,000,000.

                  "Mortgaged Properties": the real properties as to which the Collateral Agent for the benefit of the Lenders has been or shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages": each of the mortgages and deeds of trust listed on Schedule 1.1D and each other mortgage or deed of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Lenders.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) with respect to the sale, transfer or other disposition by DASI or any Subsidiary of any asset (including any stock of any Subsidiary), the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable, reserve for adjustment or otherwise, but only as and when received) received by DASI or any Subsidiary pursuant to such sale, transfer or other disposition, net (subject to reserves for normal course post-closing adjustments and reserves for indemnification obligations in connection with such asset sale) of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such sale, transfer or other disposition (other than the Obligations); and (iv) liabilities of the entity, or relating to the business or assets, sold, transferred or otherwise disposed of which are retained by DASI or the applicable Subsidiary; and

                  (b) with respect to any issuance of Subordinated Indebtedness or Senior Unsecured Notes, the aggregate cash proceeds received by DASI or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commissions and legal, accounting and investment banking fees).

If DASI or any Subsidiary receives Net Cash Proceeds in a currency other than U.S. Dollars, the Dollar Equivalent amount thereof shall be determined as of the date of such receipt.

                  "1999 Subordinated Indenture":  as defined in Section 5.1(g).

                  "Non-Excluded Taxes":  as defined in Section 2.19(a).

                  "Non-U.S. Lender":  as defined in Section 2.19(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Loan Party to the Lender Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with (i) this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Contract or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise, or (ii) any other agreement relating to indebtedness for borrowed money, letter of credit or bank guarantee having an aggregate principal Dollar Equivalent amount for all such agreements under this clause (ii) not in excess of U.S.$50,000,000, each of which agreements is designated by DASI in writing (substantially in the form of Exhibit I) to the Administrative Agent (and acknowledged by the Administrative Agent or the Agent under and as defined in the Existing Credit Agreement (and acknowledged by such Agent) as an "Other Qualified Secured Agreement" with a specified maximum principal Dollar Equivalent amount.

                  "OECD": the Organization for Economic Cooperation and Development.

                  "Other Qualified Secured Agreement": an agreement described in the definition of "Obligations" in this Section 1.1.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Overnight Rate": with respect to any amount in Pounds Sterling or Euro, for any day, the rate of interest per annum equal to the higher of: (i) the rate of interest per annum at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by JPMorgan Chase Bank's London Branch to major banks in the London or other applicable interbank market, and (ii) the cost of funds to JPMorgan Chase Bank's London Branch with respect to such amount for such day, expressed as a rate of interest per annum.

                  "Participant":  as defined in Section 10.6(c).

                  "Participating Member State": any member state which has the Euro as its lawful currency.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Liens": Liens permitted by Section 7.3.

                  "Permitted Receivables Financing": any sale by a Borrower or a Subsidiary of accounts receivable and related property to a Finance Subsidiary intended to be (and which shall be treated for the purposes hereof and thereof as) a true sale transaction with customary limited recourse not based upon the collectibility of the receivables sold and the corresponding sale or pledge of such accounts receivable and related property (or an interest or interests therein) by the Finance Subsidiary, in each case without any Guarantee Obligation by DASI or any other Subsidiary thereof; provided, however, that the terms, conditions and structure (including the legal and organizational structure of the Finance Subsidiary and the restrictions imposed on its activities) of and the documentation incident to any such transactions entered into must be reasonably acceptable to the Administrative Agent; provided further, that the aggregate principal amount (i.e., the aggregate unpaid third party investment, exclusive of yield or interest) of all Permitted Receivables Financings outstanding at any one time shall not exceed $75,000,000.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which any Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement": each of the pledge agreements listed on
Schedule 1.1B and each other pledge agreement provided by a Loan Party to the Collateral Agent hereunder.

                  "Pounds Sterling" or "L": pounds in lawful currency of the United Kingdom.


                  "Pounds Sterling Revolving Borrower": the U.K. Borrower.


                  "Pounds Sterling Revolving Commitments": as to any Pounds Sterling Lender, the obligation of such Lender, if any, to make Pounds Sterling Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Pounds Sterling Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The initial aggregate amount of the Pounds Sterling Revolving Commitments is L10,000,000.

                  "Pounds Sterling Revolving Lenders: the Lenders listed under the heading "Pounds Sterling Revolving Lenders" on Schedule 1.1A hereto.

                  "Pounds Sterling Revolving Loan": as defined in Section
2.3(c).


                  "Pricing Grid":  the table set forth below:





                                                                                                                   Commitment
                                                                                                  Commitment       Fee Rate if
                                                                                                 Fee Rate if        Revolving
                   Applicable                       Applicable                                  Revolving Loan     Loan usage
                   Margin for     Applicable        Margin for      Applicable     Applicable    usage (incl.    (incl. L/Cs) is
                    Revolving     Margin for      Tranche C Term    Margin for     Margin for  L/Cs) is greater   less than or
                 Loans that are Revolving Loans   Loans that are  Tranche C Term    Canadian   than 1/3 of the   equal to 1/3 of
  Total Debt to   Eurocurrency   that are Base     Eurocurrency   Loans that are   Prime Rate     Revolving       the Revolving
  EBITDA Ratio        Loans       Rate Loans          Loans       Base Rate Loans    Loans        Facility          Facility
-----------------------------------------------------------------------------------------------------------------------------
Less than 3.25
to 1                 2.000%         1.000%           2.500%          1.500%         1.000%         0.375%         0.500%

Equal to or
greater than
3.25 to 1 but
less than
4 to 1               2.250%         1.250%           2.500%          1.500%         1.250%         0.500%         0.625%

Equal to or
greater than
4 to 1               2.500%         1.500%           2.500%          1.500%         1.500%         0.500%         0.750%


                  For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Total Debt to EBITDA Ratio shall become effective on the date (the "Adjustment Date") that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 beginning with the fiscal quarter ending March 31, 2004 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, upon notice to DASI from the Administrative Agent, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Total Debt to EBITDA Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to
Section 7.1.

                  "Pro Forma Balance Sheet":  as defined in Section 4.1(a).

                  "Projections":  as defined in Section 6.2(c).

                  "Reaffirmation(s) of Collateral Documents": the Reaffirmation of Collateral Documents listed on Schedule 1.1B.

                  "Reaffirmation(s) of Guaranties": the Reaffirmation of Guaranties listed on Schedule 1.1B.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

                  "Refunded Swingline Loans":  as defined in Section 2.7.

                  "Register":  as defined in Section 10.6(b).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of any Borrower to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Tranche C Term Loans or reduce the Revolving Commitments pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which any Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the applicable Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or committed to be expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the applicable Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the applicable Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in such Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Tranche C Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. For purposes of determining whether the Required Lenders have approved any amendment, waiver or consent or taken any other action hereunder, the Dollar Equivalent amount of all Loans and L/C Obligations shall be calculated on the date such amendment, waiver or consent is to become effective or such action is to be taken.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president, vice president or chief financial officer of DASI or a Borrower, as the case may be, or any other officer having substantially the same authority and responsibility, but in any event, with respect to financial matters, the chief financial officer or the treasurer of DASI or a Borrower, as the case may be, or any other officer having substantially the same authority and responsibility.

                  "Restricted Payments":  as defined in Section 7.7.

                  "Revolving Commitments": the collective reference to the U.S.$ Revolving Commitments, the Pounds Sterling Revolving Commitments and the Euro Revolving Commitments.

                  "Revolving Commitment Period": the period from and including the Closing Date to the Revolving Termination Date.

                  "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal Dollar Equivalent amount of all Revolving Loans held by such Lender then outstanding,
(b) such Lender's Revolving Percentage of the Dollar Equivalent amount of L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal Dollar Equivalent amount of Swingline Loans then outstanding.

                  "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                  "Revolving Loans": the collective reference to the U.S.$ Revolving Loans, the Pounds Sterling Revolving Loans and the Euro Revolving Loans; each, individually, a "Revolving Loan".

                  "Revolving Percentage": (a) as to any U.S.$ Revolving Lender at any time, the percentage which such Lender's U.S.$ Revolving Commitment then constitutes of the Total U.S.$ Revolving Commitments or, at any time after the U.S.$ Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's U.S.$ Revolving Loans then outstanding constitutes of the aggregate principal amount of the U.S.$ Revolving Loans then outstanding; provided, that, in the event that the U.S.$ Revolving Loans are paid in full prior to the reduction to zero of the Total U.S.$ Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis; (b) as to any Euro Revolving Lender at any time, the percentage which such Lender's Euro Revolving Commitment then constitutes of the Total Euro Revolving Commitments or, at any time after the Euro Revolving Commitments shall have expired or terminated, the percentage which the Dollar Equivalent of aggregate principal amount of such Lender's Euro Revolving Loans then outstanding constitutes of the Dollar Equivalent of the aggregate principal amount of the Euro Revolving Loans then outstanding; and (c) as to any Pounds Sterling Revolving Lender at any time, the percentage which such Lender's Pounds Sterling Revolving Commitment then constitutes of the Total Pounds Sterling Revolving Commitments or, at any time after the Pounds Sterling Revolving Commitments shall have expired or terminated, the percentage which the Dollar Equivalent of the aggregate principal amount of such Lender's Pounds Sterling Revolving Loans then outstanding constitutes of the Dollar Equivalent of aggregate principal amount of the Pounds Sterling Revolving Loans then outstanding.

                  "Revolving Termination Date":  October 31, 2008.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Security Agreement": each of the security agreements listed on Schedule 1.1B and each other security agreement provided by a Loan Party to the Collateral Agent hereunder.

                  "Senior Leverage Ratio": as of the last day of any fiscal quarter, the ratio of

                  (a) the consolidated Indebtedness of DASI and its Subsidiaries (including, without limitation, the aggregate unpaid third party investment in Permitted Receivables Transactions) as of such day,

                           (i) excluding from such consolidated Indebtedness, to
                  the extent, if any, included therein, (A) the Trust Preferred Stock Debentures and the Trust Preferred Securities, and (B) all Subordinated Indebtedness, and

                           (ii) subtracting from such consolidated Indebtedness
                  any amount of cash and cash equivalents held by DASI and its Subsidiaries on the last day of such fiscal quarter held free of Liens (other than Liens arising under the Loan Documents and customary bankers' liens), to

                  (b) EBITDA for the Computation Period ending on such day.

If DASI or any Subsidiary makes any Acquisition, the Senior Leverage Ratio shall be calculated on a combined basis during the first 12 months following such Acquisition based on the assumption that such Acquisition had been completed (and the financial results of the acquired Person or assets had been included in the consolidated financial results of DASI beginning) on the first day of the relevant Computation Period (but without adjustment for any cost savings or other synergies attributable to such Acquisition for the period prior to the date of such Acquisition).

If DASI or any Subsidiary sells or otherwise transfers any or all of its interest in any Subsidiary (the "Disposed Subsidiary") to another Person or Persons so that such Disposed Subsidiary is no longer a Subsidiary of DASI or if DASI or any Subsidiary sells or otherwise transfers substantially all of its assets in any business unit, line or plant (the "Disposed Business") to another Person or Persons that are neither DASI nor Subsidiaries, the Senior Leverage Ratio shall be calculated on a pro forma basis during the first 12 months following such sale or other transfer of such Disposed Subsidiary or Disposed Business based on the assumption that such sale or other transfer had been completed (and the financial results of such Disposed Subsidiary or Disposed Business had been excluded in the consolidated financial results of DASI beginning) on the first day of the relevant Computation Period.

                  "Senior Unsecured Notes": the 8-5/8% Senior Notes due 2012 issued or to be issued by Dura pursuant to the Indenture dated as of April 18, 2002 between Dura and the trustee thereunder.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Specified Notice Time": as to any notice of borrowing, prepayment, conversion or rollover by any Borrower, the Specified Notice Time set forth in the Administrative Schedule.

                  "Specified Payment Time": as to any payment on account of principal, interest, fees or otherwise by any Borrower, the Specified Payment Time set forth in the Administrative Schedule.

                  "Specified Swap Contract": any Swap Contract entered into by any Borrower and any Lender or affiliate thereof in respect of interest rates, currency exchange rates or commodity prices.

                  "Subordinated Indebtedness": any unsecured Indebtedness for borrowed money junior to and subordinate to the Obligations on terms and conditions satisfactory to the Required Lenders, including, without limitation, the 9% Senior Subordinated Notes due 2009 issued by Dura.

                  "Subsequent Participant": any member state that adopts the Euro as its lawful currency after January 1, 1999.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of DASI. Notwithstanding the foregoing, to the extent consummated, the Methode Electronics, Inc. Joint Venture shall be deemed not to be a Subsidiary of DASI for purposes of this Agreement for so long as DASI does not have beneficial ownership of at least a majority of the capital stock of such Joint Venture.

                  "Surety Instruments": all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

                  "Swap Contract": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of DASI, the Borrowers or any of its Subsidiaries shall be a "Swap Contract".

                  "Swingline Commitment": the obligation of the Swingline Lenders to make Swingline Loans pursuant to Section 2.5 and Section 2.6 in an aggregate principal Dollar Equivalent amount at any one time outstanding not to exceed U.S.$20,000,000.

                  "Swingline Lender": the U.S. Swingline Lender and the Canadian Swingline Lender, each in its capacity as the lender of Swingline Loans.

                  "Swingline Loans": the collective reference to U.S. Swingline Loans and Canadian Swingline Loans. Swingline Loans shall be deemed to utilize the U.S.$ Revolving Commitments.

                  "Swingline Participation Amount":  as defined in Section 2.7.

                  "Syndication Agent":  as defined in the preamble hereto.

                  "Target Operating Day": any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

                  "Term Loans":  the Tranche C Term Loans.

                  "Third Stage": the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community (as amended from time to time).

                  "Total Debt to EBITDA Ratio": as of the last day of any fiscal quarter, the ratio of

                  (a) the consolidated Indebtedness of DASI and its Subsidiaries (including, without limitation, the aggregate unpaid third party investment in Permitted Receivables Transactions) as of such day, (i) excluding from such consolidated Indebtedness, to the extent, if any, included therein, the Trust Preferred Stock Debentures and the Trust Preferred Securities, and (ii) subtracting from such consolidated Indebtedness any amount of cash and cash equivalents held by DASI and its Subsidiaries on the last day of such fiscal quarter held free of Liens (other than Liens arising under the Loan Documents and customary bankers' liens), to

                  (b) EBITDA for the Computation Period ending on such day.

If DASI or any Subsidiary makes any Acquisition, the Total Debt to EBITDA Ratio shall be calculated on a combined basis during the first 12 months following such Acquisition based on the assumption that such Acquisition had been completed (and the financial results of the acquired Person or assets had been included in the consolidated financial results of DASI beginning) on the first day of the relevant Computation Period (but without adjustment for any cost savings or other synergies attributable to such Acquisition for the period prior to the date of such Acquisition).

If DASI or any Subsidiary sells or otherwise transfers any or all of its interest in any Subsidiary (the "Disposed Subsidiary") to another Person or Persons so that such Disposed Subsidiary is no longer a Subsidiary of DASI or if DASI or any Subsidiary sells or otherwise transfers substantially all of its assets in any business unit, line or plant (the "Disposed Business") to another Person or Persons that are neither DASI nor Subsidiaries, the Total Debt to EBITDA Ratio shall be calculated on a pro forma basis during the first 12 months following such sale or other transfer of such Disposed Subsidiary or Disposed Business based on the assumption that such sale or other transfer had been completed (and the financial results of such Disposed Subsidiary or Disposed Business had been excluded in the consolidated financial results of DASI beginning) on the first day of the relevant Computation Period.

                  "Total Euro Revolving Commitments": at any time, the aggregate amount of the Euro Revolving Commitments then in effect.

                  "Total Pounds Sterling Revolving Commitments": at any time, the aggregate amount of the Pounds Sterling Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

                  "Total U.S.$ Revolving Commitments": at any time, the aggregate amount of the U.S.$ Revolving Commitments then in effect.

                  "Tranche C Term Lender": each Lender that holds a Tranche C Term Loan.

                  "Tranche C Term Loan":  as defined in Section 2.1.

                  "Tranche C Term Loan Amount": as to any Lender, the principal amount of term loans outstanding under the Existing Credit Agreement to be amended and restated to be Tranche C Term Loans hereunder in the amount set forth under the heading "Tranche C Term Loan Amount" opposite such Lender's name on Schedule 1.1A. The aggregate amount of the Tranche C Term Loans on the Closing Date is U.S.$148,125,000.

                  "Tranche C Term Percentage": as to any Tranche C Term Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding.

                  "Transferee":  any Assignee or Participant.

                  "Treaty on European Union": the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

                  "Trust Preferred Securities": the Convertible Trust Originated Preferred Securities issued by the Trust Preferred Stock Trust containing substantially the terms described in the Trust Preferred Stock Prospectus.

                  "Trust Preferred Stock Debentures": the 7 1/2% Convertible Subordinated Debentures issued by DASI to the Trust Preferred Stock Trust containing substantially the terms described in the Trust Preferred Stock Prospectus and relating to the Trust Preferred Securities.

                  "Trust Preferred Stock Indenture": the Indenture dated as of March 20, 1998 of DASI to The First National Bank of Chicago, as trustee.

                  "Trust Preferred Stock Prospectus": the Prospectus dated March 16, 1998 for Dura Automotive Systems Capital Trust Convertible Trust Preferred Securities issued by the Trust Preferred Stock Trust.

                  "Trust Preferred Stock Trust": the Dura Automotive Systems Capital Trust, a special purpose Delaware business trust established by DASI, of which DASI holds all the common securities, which issued the Trust Preferred Securities, and which has lent to DASI (such loans being evidenced by the Trust Preferred Stock Debentures) the net proceeds of issuance and sale of the Trust Preferred Securities.

                  "2002 Senior Indenture": as defined in Section 5.1(g).

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurocurrency Loan.

                  "U.K. Borrower":  as defined in the preamble hereto.

                  "United States":  the United States of America.

                  "U.S. Dollars" and "U.S.$": dollars in lawful currency of the United States.

                  "U.S.$ Revolving Borrower":  Dura.

                  "U.S.$ Revolving Commitments": as to any U.S. Revolving Lender, the obligation of such Lender, if any, to make U.S.$ Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading "U.S.$ Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The initial aggregate amount of the U.S.$ Revolving Commitments is $175,000,000. Dura may elect to accept an increase in the U.S.$ Revolving Commitments in an amount equal to the aggregate increased commitments offered to Dura up to an aggregate amount of $25,000,000; and the U.S.$ Revolving Commitments shall be so increased; provided, however, that in no event shall the aggregate amount of the U.S.$ Revolving Commitments exceed $200,000,000. No increase in the U.S.$ Revolving Commitments shall become effective until (i) the existing or new Lender (which, if not an existing Lender, shall be reasonably satisfactory to the Administrative Agent and the Issuing Lender) extending such incremental commitment amount and Dura shall have executed and delivered to the Administrative Agent an agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such Lender states its commitment amount in respect thereof and agrees to assume and accept the obligations and rights of a Lender hereunder and (ii) Dura has provided the Administrative Agent with such related Notes, certificates, opinions and other documents as the Administrative Agent may reasonably request. In conjunction with such increase, the Lenders (new or existing) shall accept (and the existing Lenders shall make) appropriate assignments at par (as advised by the Administrative Agent) of an interest in the U.S.$ Revolving Loans and the Letters of Credit outstanding at the time of such U.S.$ Revolving Commitments increase such that, after giving effect thereto, all U.S.$ Revolving Loans and Letters of Credit are held by the U.S.$ Revolving Lenders on a pro-rata basis. Appropriate adjustments in payments shall be made to reflect date(s) such increase(s) in U.S.$ Revolving Commitments become effective.

                  "U.S.$ Revolving Lenders": the Lenders listed under the heading "U.S.$ Revolving Lenders" on Schedule 1.1A hereto.

                  "U.S.$ Revolving Loan": as defined in Section 2.3(a).

                  "U.S.$ Revolving Percentage": as to any U.S.$ Revolving Lender at any time, the percentage which such U.S. Revolving Lender's U.S.$ Revolving Commitment then constitutes of the total U.S.$ Revolving Commitments of all U.S.$ Revolving Lenders.

                  "U.S. Swingline Lender": JPMorgan Chase Bank, in its capacity as the lender of U.S. Swingline Loans.

                  "U.S. Swingline Loan":  as defined in Section 2.5.

                  "Unmatured Event of Default": any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

         1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) Whenever any amount denominated in a currency other than U.S. Dollars needs to be determined for purposes of Section 7 (other than subsection 7.1) such determination shall be made on the Dollar Equivalent amount of such other currency on the date on which the particular transaction giving rise to the need to calculate such Dollar Equivalent amount occurred.

                  (f) For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in U.S. Dollars of an amount in any other currency shall be the Dollar Equivalent thereof.

                  (g) For the purposes of disclosure under the Interest Act (Canada), if and to the extent applicable, whenever interest is to be paid hereunder and such interest is to be calculated on the basis of a period of less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such period.

              SECTION 2. AMOUNT AND TERMS OF TRANCHE C TERM LOANS
                            AND REVOLVING COMMITMENTS

         2.1 TRANCHE C TERM LOANS. On April 18, 2002 the Tranche C Lenders made Tranche C Term Loans to Dura in a $150,000,000 principal amount. $1,875,000 aggregate principal amount of the Tranche C Term Loans has been repaid, and the outstanding balance of the Tranche C Term Loans on the Closing Date is $148,125,000. The Tranche C Term Loans outstanding on the Closing Date shall be Eurocurrency Loans having an Interest Period of one month. The Tranche C Term Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by Dura and notified to the Administrative Agent in accordance with
Section 2.12.

         2.2 REPAYMENT OF TRANCHE C TERM LOANS. (a) The Tranche C Term Loan of each Tranche C Lender shall mature in 21 consecutive quarterly installments, each of which shall be in an amount equal to such Lender's Tranche C Term Percentage multiplied by the amount set forth below opposite such installment:

                                                            Principal
                           Installment                        Amount
                           -----------                        ------
                         December 31, 2003                    $375,000
                         March 31, 2004                       $375,000
                         June 30, 2004                        $375,000
                         September 30, 2004                   $375,000
                         December 31, 2004                    $375,000
                         March 31, 2005                       $375,000
                         June 30, 2005                        $375,000
                         September 30, 2005                   $375,000
                         December 31, 2005                    $375,000
                         March 31, 2006                       $375,000
                         June 30, 2006                        $375,000
                         September 30, 2006                   $375,000
                         December 31, 2006                    $375,000
                         March 31, 2007                       $375,000
                         June 30, 2007                        $375,000
                         September 30, 2007                   $375,000
                         December 31, 2007                    $375,000
                         March 31, 2008                    $35,437,500
                         June 30, 2008                     $35,437,500
                         September 30, 2008                $35,437,500
                         December 31, 2008                 $35,437,500


         2.3 REVOLVING COMMITMENTS. (a) Subject to the terms and conditions hereof, each U.S.$ Revolving Lender severally agrees to make revolving credit loans in U.S. Dollars ("U.S.$ Revolving Loans") to Dura from time to time during the Revolving Commitment Period in an aggregate principal amount or at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Dollar Equivalent of the Swingline Loans then outstanding, does not exceed the amount of such Lender's U.S.$ Revolving Commitment. During the Revolving Commitment Period the Dura may use the U.S.$ Revolving Commitments by borrowing, prepaying the U.S.$ Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The U.S.$ Revolving Loans may from time to time be of any available Type for U.S. Dollars, as determined by Dura and notified to the Administrative Agent in accordance with Sections 2.4 and 2.12.

                  (b) Subject to the terms and conditions hereof, each Pounds Sterling Lender severally agrees to make revolving credit loans in Pounds Sterling ("Pounds Sterling Revolving Loans") to the Pounds Sterling Revolving Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the aggregate principal amount of all Pounds Sterling Revolving Loans then outstanding, does not exceed the Total Pounds Sterling Revolving Commitments. During the Revolving Commitment Period the Pounds Sterling Revolving Borrower may use the Pounds Sterling Revolving Commitments by borrowing, prepaying the Pounds Sterling Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Pounds Sterling Revolving Loans may from time to time be of any available Type for Pounds Sterling, as determined by the Pounds Sterling Revolving Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 2.12.

                  (c) Subject to the terms and conditions hereof, each Euro Revolving Lender severally agrees to make revolving credit loans in Euros ("Euro Revolving Loans") to the Euro Revolving Borrowers from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the aggregate principal amount of all Euro Revolving Loans then outstanding, does not exceed the Total Euro Revolving Commitments. During the Revolving Commitment Period the Euro Revolving Borrowers may use the Euro Revolving Commitments by borrowing, prepaying the Euro Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Euro Revolving Loans may from time to time be of any available Type for Euros, as determined by the applicable Euro Revolving Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 2.12.

                  (d) Notwithstanding any other provisions of this Agreement to the contrary, the Borrowers shall not be entitled to request any Revolving Loan, Swingline Loan or Letter of Credit, and the Lenders shall not be obligated to make available any Revolving Loan, Swingline Loan or Letter of Credit if, after giving effect to the making of such Loan or the issuance of such Letter of Credit, the aggregate Revolving Extensions of Credit would exceed the Total U.S.$ Revolving Commitments.

                  (e) The Borrowers shall repay all outstanding Revolving Loans on the Revolving Termination Date.

         2.4 PROCEDURE FOR REVOLVING LOAN BORROWING. Any Borrower (other than the Canadian Borrower) may borrow under the relevant Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that such Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent by the Specified Notice Time, specifying (i) the amount and currency to be borrowed, (ii) the requested Borrowing Date, (iii) the Type or Types of Loans and (iv) in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to the Minimum Tranche; provided, that any Swingline Lender may request, on behalf of any Borrower, borrowings under the Revolving Commitments that are Base Rate Loans in other amounts pursuant to Section 2.6 or 2.7. Upon receipt of any such notice from any Borrower, the Administrative Agent shall promptly notify each relevant Revolving Lender thereof. Each relevant Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the applicable Borrower at the Funding Office prior to 11:00 A.M., Local Time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the relevant Revolving Lenders and in like funds as received by the Administrative Agent.

         2.5 U.S. SWINGLINE COMMITMENT. (a) Subject to the terms and conditions hereof, the U.S. Swingline Lender agrees to make a portion of the credit otherwise available to the Borrowers under the U.S.$ Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans in U.S. Dollars ("U.S. Swingline Loans") to Dura; provided that (i) the aggregate principal Dollar Equivalent amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with any Swingline Lender's other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) Dura shall not request, and the U.S. Swingline Lender shall not make, any U.S. Swingline Loan if, after giving effect to the making of such U.S. Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, Dura may use the U.S. Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Unless otherwise agreed between Dura and the U.S. Swingline Lender, each U.S. Swingline Loan shall be a Base Rate Loan; provided that each U.S. Swingline Loan shall be a Base Rate Loan from and after any date on which the Revolving Lenders purchase undivided participating interests therein pursuant to Section 2.7(c).

                  (b) Dura shall repay to the U.S. Swingline Lender the then unpaid principal amount of each U.S. Swingline Loan on the Revolving Termination Date.

         2.6 CANADIAN SWINGLINE COMMITMENT. (a) Subject to the terms and conditions hereof, the Canadian Swingline Lender agrees to make a portion of the credit otherwise available to the Canadian Borrower under the Swingline Commitments from time to time during the Revolving Commitment Period by making swing line loans in Canadian Dollars ("Canadian Swingline Loans") to the Canadian Borrower; provided that (i) the aggregate principal amount of Canadian Swingline Loans outstanding at any time shall not exceed the Canadian Swingline Commitment then in effect, (ii) the aggregate principal Dollar Equivalent amount of all Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with any Swingline Lender's other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (iii) the Canadian Borrower shall not request, and the Canadian Swingline Lender shall not make, any Canadian Swingline Loan if, after giving effect to the making of such Canadian Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Canadian Borrower may use the Canadian Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Unless otherwise agreed between the Canadian Borrower and the Canadian Swingline Lender, each Canadian Swingline Loan shall be a Canadian Prime Rate Loan.

                  (b) The Canadian Borrower shall repay to the Canadian Swingline Lender the then unpaid principal amount of each Canadian Swingline Loan on the Revolving Termination Date.

                  (c) The Administrative Agent will determine the Dollar Equivalent Amount with respect to any Canadian Swingline Loan when made and as of the last Business Day of each month (unless the Administrative Agent has previously determined such Dollar Equivalent amount during such month).

         2.7 PROCEDURE FOR SWINGLINE BORROWING; REFUNDING OF SWINGLINE LOANS.
(a) Whenever any Borrower desires that any Swingline Lender make Swingline Loans it shall give the applicable Swingline Lender irrevocable written or telephonic notice (confirmed promptly in writing), which notice must be received by the Swingline Lender not later than 12:00 Noon Local Time, on the proposed Borrowing Date, specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in a Dollar Equivalent amount equal to U.S.$500,000 or a whole multiple of U.S.$500,000 in excess thereof. Not later than 3:00 P.M., Local Time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the applicable Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by such Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the applicable Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

                  (b) Each Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the applicable Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by such Swingline Lender no later than 11:00 A.M., Local Time, request each U.S.$ Revolving Lender to make, and each U.S.$ Revolving Lender hereby agrees to make, a U.S.$ Revolving Loan in U.S. Dollars, in an amount equal to such U.S.$ Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the applicable Swingline Lender. Each U.S.$ Revolving Lender shall make the amount of such U.S.$ Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., Local Time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the applicable Swingline Lender for application by such Swingline Lender to the repayment of the Refunded Swingline Loans. The applicable Borrower irrevocably authorizes such Swingline Lender to charge the applicable Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the U.S.$ Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

                  (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to any Borrower or if for any other reason, as determined by any Swingline Lender in its sole discretion, U.S.$ Revolving Loans may not be made as contemplated by Section 2.7(b), each U.S.$ Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash (in U.S. Dollars) an undivided participating interest in the then outstanding Swingline Loans by paying to the applicable Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such U.S.$ Revolving Lender's Revolving Percentage times (ii) the sum of the Dollar Equivalent of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such U.S.$ Revolving Loans. In furtherance of the foregoing, if on any date the U.S.$ Revolving Lenders are required to purchase a participating interest in Canadian Swingline Loans pursuant to this paragraph (c) then on such date the payment obligations (including in respect of principal thereof and unpaid interest thereon) of the Canadian Borrower in respect of such Canadian Swingline Loan shall be converted to U.S. Dollars (at the Dollar Equivalent thereof).

                  (d) Whenever, at any time after any Swingline Lender has received from any U.S.$ Revolving Lender such Lender's Swingline Participation Amount, such Swingline Lender receives any payment on account of the respective Swingline Loans, such Swingline Lender will distribute to such U.S.$ Revolving Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such U.S.$ Revolving Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such U.S.$ Revolving Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by such Swingline Lender is required to be returned, such U.S.$ Revolving Lender will return to such Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

                  (e) Each U.S.$ Revolving Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such U.S.$ Revolving Lender or any Borrower may have against any Swingline Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default or an Unmatured Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other Revolving Lender or
(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         2.8 COMMITMENT FEES, ETC. (a) Dura agrees to pay to the Administrative Agent for the account of each U.S.$ Revolving Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such U.S.$ Revolving Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

                  (b) DASI and each Borrower agrees to pay to each Arranger, the Administrative Agent and the Collateral Agent the fees in the amounts and on the dates as set forth in any fee agreements with such party and to perform any other obligations contained therein.

         2.9 TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS. DASI shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the U.S.$ Revolving Commitments, the Euro Revolving Commitments or the Pounds Sterling Revolving Commitments or, from time to time, to reduce the amount of the U.S.$ Revolving Commitments, the Euro Revolving Commitments or the Pounds Sterling Revolving Commitments; provided that no such termination or reduction of any Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total U.S.$ Revolving Commitments or the aggregate principal amount of the Total Euro Revolving Commitments or the Total Pounds Sterling Revolving Commitments, as the case may be. Any such reduction shall be an amount equal to U.S.$1,000,000, or a whole multiple thereof, and shall reduce permanently the applicable Revolving Commitments then in effect. The Total U.S.$ Revolving Commitments shall not at any time be reduced below the Total Euro Revolving Commitments or the Total Pounds Sterling Revolving Commitments.

         2.10 OPTIONAL PREPAYMENTS. Any Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent, no later than 11:00 A.M., Local Time, three Business Days prior thereto, in the case of Eurocurrency Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of (i) a specific Type of Loan and, if of a combination thereof, the amount allocable to each and (ii) (A) Tranche C Term Loans, (B) U.S.$ Revolving Loans, Euro Revolving Loans or Pounds Sterling Revolving Loans or (C) a combination thereof, as the case may be, and if of a combination thereof, the amount allocable to each, provided, that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the applicable Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans), accrued interest to such date on the amount prepaid. Partial prepayments of Tranche C Term Loans and Revolving Loans shall be in an aggregate principal Dollar Equivalent amount of U.S.$1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of the Dollar Equivalent of $100,000 or a whole multiple thereof.

         2.11 MANDATORY PREPAYMENTS AND REVOLVING COMMITMENT REDUCTIONS. (a) If
(i) any Indebtedness is issued or incurred by DASI or any of its Subsidiaries pursuant to Section 7.2(f) or (g), the proceeds of which are not concurrently applied to the other purposes specified in Section 7.2(f) or (g) and (ii) as of the end of the fiscal quarter immediately preceding the issuance or incurrence of such Indebtedness the Senior Leverage Ratio is greater than or equal to 2.00 to 1.00, then an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Tranche C Term Loans and the reduction of the U.S.$ Revolving Commitments as set forth in Section 2.11(d).

                  (b) If on any date DASI or any Subsidiary shall receive Net Cash Proceeds from any Disposition (other than Excepted Asset Sales) or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Tranche C Term Loans and the reduction of the U.S. Revolving Commitments as set forth in Section 2.11(d); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Tranche C Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(d). Notwithstanding the foregoing, the Borrowers and their Subsidiaries shall apply the Net Cash Proceeds of Dispositions to either (i) prepay the Tranche C Term Loans and reduce the U.S.$ Revolving Commitments or (ii) acquire or repair assets useful in their business before the Borrowers and their Subsidiaries shall be required to apply such Net Cash proceeds to make any payment, purchase or redemption in respect of the Senior Unsecured Notes or the Subordinated Indebtedness.

                  (c) If as of the end of any fiscal year, beginning with the fiscal year December 31, 2004, the Senior Leverage Ratio is greater than or equal to 2.25 to 1, the Borrowers shall prepay Term Loans and reduce the U.S.$ Revolving Commitments as set forth in Section 2.11(d) within 90 days following the end of such fiscal year in a Dollar Equivalent amount equal to the lesser of
(i) 50% of Excess Cash Flow for such fiscal year and (ii) the minimum amount that when applied to repay Term Loans and reduce the U.S.$ Revolving Commitments causes the Senior Leverage Ratio to be less than 2.25 to 1 (computed on a pro forma basis as if such prepayment had been made as of the end of such fiscal year).

                  (d) Amounts to be applied in connection with prepayments and U.S.$ Revolving Commitment reductions made pursuant to Section 2.11 shall be applied, first, to the prepayment of the Tranche C Term Loans in accordance with
Section 2.17(b) and, second, to reduce permanently the U.S.$ Revolving Commitments. Any such reduction of the U.S.$ Revolving Commitments shall be accompanied by prepayment of the Revolving Loans and/or Swingline Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total U.S.$ Revolving Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrowers shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to Section 2.11 shall be made, first, to Base Rate Loans and Canadian Prime Rate Loans and, second, to Eurocurrency Loans. Each prepayment of the Loans under Section 2.11 (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  (e) Subject to Section 2.20, if on any Computation Date the Administrative Agent shall have determined that the then outstanding Dollar Equivalent principal amount of all Revolving Loans plus (without duplication) the amount of all L/C Obligations exceeds the Total U.S.$ Revolving Commitments by more than U.S.$2,000,000 due to a change in applicable rates of exchange between U.S. Dollars, on the one hand, and Euros, Pounds Sterling or Canadian Dollars, on the other hand, then the

Administrative Agent shall give notice to DASI that a prepayment is required under this subsection, and the applicable Borrowers agree thereupon to make prepayments of Loans such that, after giving effect to such prepayment, the outstanding Dollar Equivalent amount of all Revolving Loans plus (without duplication) the amount of all L/C Obligations does not exceed the Total U.S.$ Revolving Commitments.

         2.12 CONVERSION AND CONTINUATION OPTIONS. (a) Any Borrower (other than the Canadian Borrower) may elect from time to time to convert Eurocurrency Loans in any currency to Base Rate Loans in such currency by giving the Administrative Agent at least three (3) Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. Any Borrower may elect from time to time to convert Base Rate Loans in any currency to Eurocurrency Loans in such currency by giving the Administrative Agent at least three (3) Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that
(i) no Base Rate Loan under a particular Facility may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and Majority Facility Lenders in respect of such Facility have determined in their sole discretion not to permit such conversions and (ii) at no time may any Borrower elect to convert any or all of its U.S. Swingline Loans from Base Rate Loans to Eurocurrency Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the applicable Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Majority Facility Lenders in respect of such Facility have determined in their sole discretion not to permit such continuations. If any Borrower shall fail to give any required notice as described above in this paragraph with respect to any Loan in U.S. Dollars or if such continuation is not permitted pursuant to the preceding proviso such U.S. Dollar Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. If any Borrower shall fail to give any required notice as described above in this paragraph with respect to any Loan in Pounds Sterling or Euro or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically continued as Eurocurrency Loans with a new Interest Period of one month's duration. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         2.13 LIMITATIONS ON EUROCURRENCY TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Eurocurrency Tranche shall be equal to the Minimum Tranche and (b) no more than ten Eurocurrency Tranches shall be outstanding at any one time for all Revolving Loans and no more than three Eurocurrency Tranches shall be outstanding at any one time for all Tranche C Term Loans.

         2.14 INTEREST RATES AND PAYMENT DATES. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan (including each Swingline Loan which is a Base Rate Loan) shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) Each Canadian Prime Rate Loan shall bear interest at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin.

                  (d) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the U.S.$ Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility (or, in the case of amounts denominated in Canadian Dollars, the rate then applicable to Canadian Prime Rate Loans), plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the U.S.$ Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well after as before judgment).

                  (e) Each Swingline Loan (which is not a Base Rate Loan or a Canadian Prime Rate Loan) shall bear interest at a rate equal to the rate agreed to by the applicable Swingline Lender and the applicable Borrower.

                  (f) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.15 COMPUTATION OF INTEREST AND FEES. (a) Except as otherwise set forth on the Administrative Schedule, interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate, the Eurocurrency Rate or the Canadian Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate or a Dollar Equivalent amount by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the applicable Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

         2.16 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to DASI and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurocurrency Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as Base Rate Loans and (z) any outstanding Eurocurrency Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans under the relevant Facility shall be made or continued as such, nor shall any Borrower have the right to convert Loans under the relevant Facility to Eurocurrency Loans.

         2.17 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by any Borrower from the Lenders hereunder, each payment by any Borrower on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective Tranche C Term Percentages or the applicable Revolving Percentages, as the case may be, of the relevant Lenders.

                  (b) Each payment (including each prepayment) by any Borrower on account of principal of and interest on the Tranche C Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche C Term Loans then held by the Tranche C Term Lenders. The amount of each principal prepayment of the Tranche C Term Loans (i) made pursuant to Section
2.10 shall be applied to reduce the then remaining installments of the Tranche C Term Loans pro rata based upon the respective then remaining principal amounts thereof and (ii) made pursuant to Section 2.11 shall be applied to reduce the then remaining installments of the Tranche C Term Loans in the order selected by the Borrower. Amounts prepaid on account of the Tranche C Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by any Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the U.S.$ Revolving Loans, Pounds Sterling Revolving Loans or Euro Revolving Loans, as applicable, then held by the relevant Revolving Lenders.

                  (d) All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to the Specified Payment Times on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Funding Office, in the currency in which such amounts are denominated and in immediately available funds (or, in the case of payments in currencies other than U.S. Dollars, in same day or other similar funds satisfactory to the Administrative Agent). All payments of principal, interest and letter of credit fees in respect of a Loan or Letter of Credit denominated in any currency shall be made in such currency except as otherwise expressly provided herein. All other payments to be made by any Borrower hereunder shall be in U.S. Dollars. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to (i) in case of payments in U.S. Dollars, the Federal Funds Effective Rate, (ii) in the case of a payment in Pounds Sterling or Euro, the applicable Overnight Rate or (iii) in the case of a payment in Canadian Dollars, the Bank of Canada Rate, in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent will notify DASI of such failure to fund and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loans comprising such borrowing, on demand, from the applicable Borrower.

                  (f) Unless the Administrative Agent shall have been notified in writing by the applicable Borrower prior to the date of any payment due to be made by such Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the relevant Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by such Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each relevant Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to (i) in case of a payment in U.S. Dollars, the daily average Federal Funds Effective Rate, (ii) in the case of a payment in Pounds Sterling or Euro, the applicable Overnight Rate or (iii) in the case of a payment in Canadian Dollars, the Bank of Canada Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrowers. The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of its obligation hereunder (if any) to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

                  (g) Any amount payable by the Administrative Agent to any Lender under this Agreement in the currency of a Participating Member State shall be paid in Euros.

                  (h) If, in relation to the currency of any Subsequent Participant, the basis of accrual of interest or fees expressed in this Agreement with respect to such currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such Subsequent Participant becomes a Participating Member State; provided, that if any Loan in the currency of such Subsequent Participant is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

                  (i) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (A) without prejudice to the respective liabilities for indebtedness of any Borrowers to the any Lender and any Lender to any Borrower under or pursuant to this Agreement and (B) without increasing the Revolving Commitment of any Lender:

                  (i) the Revolving Commitments and each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency denomination of a Subsequent Participant to be paid to or by the Administrative Agent shall, immediately upon such Subsequent Participant becoming a Participating Member State, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

                  (ii) except as expressly provided in this Section 2.17, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the adoption of the Euro in any Participating Member State and any relevant market conventions or practices relating to the Euro.

                  (j) The Administrative Agent shall not be liable to any party to this Agreement in any way whatsoever for any delay (other than to the extent caused by willful misconduct or gross negligence of the Administrative Agent), or the consequences of any delay, in the crediting to any account of any amount denominated in Euro, Pounds Sterling or Canadian Dollars.

                  (k) If the Administrative Agent at any time determines that:
(i) the Euro has ceased to be utilized as the basic accounting unit of the European Community; (ii) for reasons affecting the market in Euros generally, Euros are not freely traded between banks internationally; or (iii) it is illegal, impossible or impracticable for payments to be made hereunder in Euro, then the Agent may, in its discretion declare (such declaration to be binding on all the parties hereto) that any payment made or to be made thereafter which, but for this provision, would have been payable in the Euro shall be made in a component currency of the Euro or Dollars (as selected by the Administrative Agent (the "Selected Currency") and the amount to be so paid shall be calculated on the basis of the equivalent of the Euro in the Selected Currency).

                  (l) Provisions of this Agreement relating to Euros and Pounds Sterling shall be subject to such further changes as the Administrative Agent may from time to time in its reasonable discretion notify to Dura and the Lenders to be necessary or appropriate to reflect the changeover to the Euro in the United Kingdom, if applicable.

         2.18 REQUIREMENTS OF LAW; ILLEGALITY. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non- Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the applicable Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the applicable Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall reasonably have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the applicable Borrower (with a copy to the Administrative Agent) of a written request therefor, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) The applicable Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities") and, in respect of any Foreign Currency Loans or Loans made to a Borrower not organized under the laws of the United States ("Foreign Borrower"), under any applicable regulations of the Bank of Canada or other relevant Governmental Authority in Canada (in the case of Loans denominated in Canadian Dollars or Loans to the Canadian Borrower) or the country in which the currency of such Foreign Currency Loan circulates (in the case of other Foreign Currency Loans) or of the European Central Bank (in the case of Foreign Currency Loans in Euros), additional costs (excluding any costs in which such Lender receives compensation pursuant to Section 2.18(d)) on the unpaid principal amount of each Foreign Currency Loan and each Loan made to a Foreign Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the applicable Borrower shall have received at least 30 days' prior written notice (with a copy to the Administrative Agent) of the amount of such additional interest from such Lender. If a Lender fails to give notice 30 days prior to the relevant Interest Payment Date, such additional interest shall be payable 30 days from receipt of such notice.

                  (d) Concurrently with each payment of interest on any Foreign Currency Loan, the applicable Borrower shall pay to each Lender the additional costs referred to in Schedule 2.18 so long as such Lender shall be required to comply with the then existing requirements of the Bank of England and/or the U.K. Financial Services Authority.

                  (e) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the applicable Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the applicable Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the applicable Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (f) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans in any applicable currency as contemplated by this Agreement,
(a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such, and convert Base Rate Loans to Eurocurrency Loans, as applicable, shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Specified Lender such amounts, if any, as may be required pursuant to subsection 2.20. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the applicable Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurocurrency Loans or to convert Base Rate Loans into Eurocurrency Loans, as applicable, shall be reinstated. Notwithstanding the foregoing, until such notice has been withdrawn by the Lender (which the Lender agrees to do when the circumstances that prompted the delivery of such notice no longer exist), if a Base Rate is not available to the applicable Borrower, any Loans or Obligations or other amounts due hereunder not subject to an Interest Period determined prior to such notice shall bear interest at a rate reasonably determined from time to time by the applicable Lender to be its cost of maintaining its share of such Loans, specified Obligations or other amounts plus the Applicable Margin and any applicable overdue percentage pursuant to subsection 2.14(d).

         2.19 TAXES. (a) All payments made by any Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the applicable Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the applicable Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.


                  (b) In addition, the applicable Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. Whenever any Non-Excluded Taxes or Other Taxes are payable by any Borrower, as promptly as possible thereafter the applicable Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (c) The Borrower shall indemnify each Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by an Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") (other than the Canadian Swingline Lender) shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) The Canadian Swingline Lender (A) certifies that it is not a non-resident of Canada for the purposes of Part XIII of the Income Tax Act (Canada) and that it is the sole beneficial owner of payments of principal of and interest on its Canadian Swingline Loans under this Agreement; and (B) undertakes to advise the Canadian Borrower and the Administrative Agent of any changes in respect of clause (A) (provided that the Canadian Swingline Lender shall not be required to notify the Canadian Borrower or the Administrative Agent of any change resulting solely from the purchase of participating interests in Canadian Swingline Loans pursuant to Section 2.7(c)). In addition, the Canadian Swingline Lender shall, promptly upon Canadian Borrower's or the Administrative Agent's reasonable request to that effect, deliver to the Canadian Borrower or the Administrative Agent (as the case may be) such other instruments in writing, forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation or the official interpretation of law any rule, regulation or treaty by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) in order to establish the Canadian Swingline Lender's tax status for withholding purposes. If the Canadian Swingline Lender receives a request from Revenue Canada Customs, Excise and Taxation or another taxing authority to provide additional information concerning the withholding tax status of the Canadian Swingline Lender, the Canadian Swingline Lender shall use reasonable efforts to obtain and deliver such information to such taxing authority, the Administrative Agent and the Canadian Borrower.

                  (g) Notwithstanding any other provision of this Section 2.19, no Lender shall be required to deliver any form pursuant to this Section 2.19 if such Lender informs the Administrative Agent and DASI that it is not legally permitted to deliver such form as a result of a change in any Requirement of Law after the date of this Agreement.

                 (h) (i) The Borrowers will not be required to pay any additional amount in respect of United States Federal tax pursuant to this
Section 2.19 to any Lender or to the Administrative Agent with respect to any
Lender:

                           (A) if the obligation to pay such additional amount
                  would not have arisen but for a failure by such Lender to comply with its obligations under Section 2.19(d); or

                           (B) if such Lender shall have delivered to DASI a
                  Form W-8BEN or W-8ECI in respect of its applicable Lending Office pursuant to Section 2.19(d), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrowers hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN or W-8ECI.

                  (ii)The Canadian Borrower will not be required to pay any additional amount in respect of Canadian federal income tax pursuant to this Section 2.19 to the Canadian Swingline Lender:

                           (A) if the obligation to pay such additional amount
                  would not have arisen but for a failure by such Lender to comply with its obligations under Section 2.19(f), (l), (m) or
                  (n) or Section 10.6; or

                           (B) if such Lender shall have delivered an instrument
                  in writing pursuant to Section 2.19(f), and such Lender shall not at any time be entitled to exception from deduction or withholding of Canadian federal income tax in respect of payments by the Canadian Borrower hereunder for the account of its applicable Lending Office for any reason other than a change in the laws of Canada, its provinces or any political subdivision thereof or any regulations promulgated thereunder or any applicable tax treaty or regulations or in the official interpretation of such laws, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of the delivery of said instrument.

                  (i) Each Revolving Lender represents to the Borrowers and the Administrative Agent that, in the case of a Lender which is a Lender on the Closing Date and, in the case of a Lender which becomes a Lender after the Closing Date, on the date it becomes a Lender it is:

                           (A) either:

                                    (1) not resident in the United Kingdom for
                  United Kingdom tax purposes; or

                                    (2) a "bank" as defined in section 840A of
                  the Income and Corporation Taxes Act 1988 and resident in the United Kingdom; and

                           (B) beneficially entitled to the principal and
                  interest payable by the Borrowers to it under this Agreement,

and shall forthwith notify the Borrowers and the Administrative Agent if either representation ceases to be correct.

Each Lender that is not funding its Loans to the U.K. Borrower out of a Lending Office in the United Kingdom (or another jurisdiction having an exemption from United Kingdom income tax by treaty) shall submit a duly completed Form FD13 double tax treaty form to the U.S. Internal Revenue Service (or the comparable form for its jurisdiction to its jurisdiction's tax authorities) no later than December 31, 2003 seeking exemption from United Kingdom income tax on interest payable under the Loan Documents by the U.K. Borrowers.

                  (j) If the Canadian Swingline Lender is obliged to make a deduction in respect of any Non-Excluded Taxes or Other Taxes from any payment to any other Lender in respect of such other Lender's participation in any Canadian Swingline Loans, the Canadian Borrower shall pay the Canadian Swingline Lender on the due date of the payment to the relevant Lender any additional amount necessary (as determined by the Canadian Swingline Lender) to ensure that the relevant Lender receives when due a net amount (after payment of any Non-Excluded Taxes or Other Taxes in respect of such additional amounts) in the relevant currency equal to the full amount which it would have been entitled to receive from the Canadian Swingline Lender had a deduction not been made, and such Canadian Borrower shall indemnify the Canadian Swingline Lender and each other Lender on demand against all Non-Excluded Taxes or Other Taxes.

                  (k) If any Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the applicable Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this
Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the applicable Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

                  (l) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing Form W-8BEN pursuant to Section 2.19(d) and such Lender grants a participation in all or part of the Obligations of any Borrower to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of such Borrower to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's Form W-8BEN as no longer valid, and such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (m) If any Lender claiming exemption from United States withholding tax by filing Form W-8ECI with the Administrative Agent pursuant to
Section 2.19(d) grants a participation in all or part of the Obligations of any Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (n) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 2.19(d) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (o) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.20 INDEMNITY. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by any Borrower in making any prepayment of or conversion from Eurocurrency Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurocurrency Loans on a day that is not the last day of an

Interest Period with respect thereto or (d) the increase of U.S.$ Revolving Commitments on a day that is not the last day of an Interest Period. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrowers by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.21 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the applicable Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

         2.22 REPLACEMENT OF LENDERS. Each Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.18 or 2.19(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18(a) or (b) or 2.19(a), (iv) the replacement financial institution shall purchase, at par, including all accrued interest and fees, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the applicable Borrower shall be obligated to pay the registration and processing fee referred to therein),
(viii) until such time as such replacement shall be consummated, the applicable Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18(a) or (b) or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that any Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

         2.23 NOTICES TO AND FROM DURA. Any notice delivered by Dura on behalf of a Borrower pursuant to this Section 2 or Section 3 shall be deemed to be given by such Borrower. Any notice given by the Administrative Agent, the Collateral Agent or any Lender to Dura on behalf of a Borrower pursuant to this
Section 2 or Section 3 shall be deemed to have been given to such Borrower.

         2.24 UTILIZATION OF COMMITMENTS IN FOREIGN CURRENCIES. (a) The Administrative Agent will determine the Dollar Equivalent amount with respect to
(i) any Borrowing comprised of Foreign Currency Loans as of the requested Borrowing Date, (ii) any issuance of a Letter of Credit in a Foreign Currency as of the requested issuance date, (iii) any drawing under a Letter of Credit denominated in a

Foreign Currency as of the date of drawing, (iv) all outstanding Foreign Currency Loans and L/C Obligations as of the last Business Day of any month (if the Administrative Agent has not previously made a determination of the Dollar Equivalent amount of all outstanding Foreign Currency Loans and L/C Obligations during such month), and (v) any outstanding Foreign Currency Loan and L/C Obligations as of any redenomination date pursuant to this Section 2.24 or
Section 2.16. or 2.18(f) and any date on which the Revolving Commitments are reduced pursuant to Section 2.9.

                  (b) In the case of a proposed borrowing under a Revolving Facility comprised of Foreign Currency Loans, the Lenders shall be under no obligation to make Foreign Currency Loans in the requested Foreign Currency as part of such borrowing if the Administrative Agent has received notice from the Majority Facility Lenders under such Facility by 5:00 p.m. (New York time) four Business Days prior to the day of such Borrowing that such Lenders cannot provide Loans in the requested Foreign Currency, in which event the Administrative Agent will promptly give notice to DASI that the borrowing in the requested Foreign Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the applicable Lenders. If the Administrative Agent shall have so notified DASI that any such borrowing in a requested Foreign Currency is not then available, such Borrower may, by notice to the Administrative Agent not later than 9:00 a.m. (New York time) three Business Days prior to the requested date of such borrowing, withdraw the notice of borrowing relating to such requested borrowing. If such Borrower does so withdraw such notice of borrowing, the Borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each applicable Lender. If such Borrower does not so withdraw such notice of borrowing, the Administrative Agent will promptly so notify each applicable Lender and such notice of borrowing shall be deemed to be a notice of borrowing that requests a borrowing comprised of U.S. Dollar Loans in an aggregate amount approximately equal to the amount of the originally requested borrowing as expressed in U.S. Dollars; and in such notice by the Administrative Agent to each applicable Lender the Administrative Agent will state such aggregate amount of such borrowing in U.S. Dollars and such Lender's share thereof.

                  (c) In the case of a proposed continuation of Foreign Currency Loans under a Revolving Facility for an additional Interest Period pursuant to
Section 2.12, the Lenders shall be under no obligation to continue such Foreign Currency Loans if the Administrative Agent has received notice from the Majority Facility Lenders under such Facility by 5:00 p.m. (New York time) four Business Days prior to the day of such continuation that such Lenders cannot continue to provide Loans in the relevant Foreign Currency, in which event the Administrative Agent will promptly give notice to the applicable Borrower that the continuation of such Foreign Currency Loans in the relevant Foreign Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the applicable Lenders. If the Administrative Agent shall have so notified such Borrower that any such continuation of Foreign Currency Loans is not then available, any notice of continuation/conversion with respect thereto shall be deemed withdrawn and such Foreign Currency Loans shall be repaid on the last day of the Interest Period with respect to such Foreign Currency Loans.

                  (d) Notwithstanding anything herein to the contrary, during the existence and continuance of an Event of Default, upon the request of the Majority Facility Lenders under a Revolving Facility, all or any part of any outstanding Foreign Currency Loans under such Revolving Facility shall be redenominated and converted into Base Rate Loans in U.S. Dollars with effect from the last day of the Interest Period with respect to such Foreign Currency Loans. The Administrative Agent will promptly notify DASI and each Revolving Lender of any request pursuant to the foregoing sentence.

         2.25 EVIDENCE OF DEBT. The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the relevant Borrower(s) will execute and deliver to such Lender a Note of such Borrower(s) evidencing any Term Loans, Revolving Loans or Swingline Loans, as the case may be, by such Lender to such Borrower, with appropriate insertions as to date and principal amount, in form and substance reasonably acceptable to the Borrower(s) and the Administrative Agent.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other U.S.$ Revolving Lenders set forth in Section 3.4(a), agrees to issue Letters of Credit for the account of any Borrower (other than the Canadian Borrower) (or, if a Letter of Credit is for the account of a Subsidiary that is not a Borrower, jointly for the account of a Borrower and such Subsidiary) on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that (A) no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the aggregate amount of the Available Revolving Commitments would be less than zero, (ii) in the case of a Letter of Credit to be issued in Euros,
(x) the aggregate principal amount of all Revolving Loans made in Euros, together with all L/C Obligations in such currency, would exceed Euro 20,000,000 or (y) the aggregate L/C Obligations denominated in Euros would exceed Euro 5,000,000, and (B) Bank of America, N.A. shall have no obligation to issue any Letter of Credit other than the Existing Letters of Credit that shall remain outstanding until their respective expiration dates. Each Letter of Credit shall
(i) be denominated in U.S. Dollars or Euros, as selected by the applicable Borrower, and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                  (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  (c) The Administrative Agent will determine the Dollar Equivalent amount of the L/C Obligations with respect to any Letter of Credit when issued, when drawn upon and unless the Administrative Agent has previously determined such Dollar Equivalent amount during such month, as of the last Business Day of each month.

         3.2 PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT. Any Borrower may from time to time request that the applicable Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the applicable Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the applicable Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

         3.3 FEES AND OTHER CHARGES. (a) Each Borrower will pay a fee on all outstanding Letters of Credit issued for the account of such Borrower at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the U.S.$ Revolving Facility on the undrawn and unexpired amount of each Letter of Credit, shared ratably among the U.S.$ Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, each Borrower shall pay to the respective Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date. All such fees shall be payable in U.S. Dollars and, in the case of such fees with respect to any Letter of Credit denominated in Euros, shall be calculated on the basis of the Dollar Equivalent Amount of such Letter of Credit.

                  (b) In addition to the foregoing fees, each Borrower shall pay or reimburse the respective Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued for the account of such Borrower.

                  (c) All amounts due under this Section 3.3 shall be payable in U.S. Dollars.

         3.4 L/C PARTICIPATIONS. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the respective Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in such Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the applicable Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to each Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's applicable Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default or an Unmatured Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other L/C Participant or
(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (b) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) (A) in the case of reimbursement in U.S. Dollars, the daily average Federal Funds Effective Rate and (B) in the case of reimbursement in Euros, the applicable Overnight Rate, in each case during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the respective Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the U.S.$ Revolving Facility. A certificate of any Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the applicable Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         3.5 REIMBURSEMENT OBLIGATION OF THE BORROWERS. If any draft is paid under any Letter of Credit, the applicable Borrower shall reimburse the respective Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that such Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or
(ii) if clause (i) above does not apply, the Business Day immediately following the day that such Borrower receives such notice. Each such payment shall be made to the respective Issuing Lender at its address for notices referred to herein in the applicable currency and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.14(b) and (y) thereafter,
Section 2.14(d).

         3.6 OBLIGATIONS ABSOLUTE. Each Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that any Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with the respective Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of such Issuing Lender. Each Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the applicable Borrower and shall not result in any liability of the Issuing Lender to such Borrower.

         3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the respective Issuing Lender shall promptly notify the applicable Borrower of the date and amount thereof. The responsibility of any Issuing Lender to the applicable Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation

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                                                                              49



expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

         3.8 APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, DASI and each Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

         4.1 FINANCIAL CONDITION. The audited consolidated balance sheets of DASI and its Subsidiaries as at December 31, 2002, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date present fairly in all material respects the consolidated financial condition of DASI and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal year then ended. The unaudited consolidated balance sheet of DASI and its Subsidiaries as at June 30, 2003, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly in all material respects the consolidated financial condition of DASI and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as otherwise expressly noted therein).

         4.2 NO CHANGE. Since December 31, 2002, there has been no development or event that has had a Material Adverse Effect.

         4.3 EXISTENCE; COMPLIANCE WITH LAW. Each Loan Party and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and all governmental licenses, authorizations, consents and approvals to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in each case referred to in clauses (b), (c) and
(d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         4.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the extensions of credit on the terms and conditions of this Agreement. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be

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                                                                              50



limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder will not violate (i) any organizational or governing documents of any Loan Party, (ii) any material Requirement of Law or (iii) any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any material Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Collateral Documents).

         4.6 LITIGATION. Except as may exist with respect to matters specifically disclosed in Schedule 4.6, no litigation, dispute or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Loan Parties, threatened or contemplated by or against any Group Member or against any of their respective properties (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) as to which there exists a reasonable likelihood of an adverse determination, which determination would reasonably be expected to have a Material Adverse Effect.

         4.7 NO DEFAULT. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that, individually or together with all other such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 8(e). No Event of Default or Unmatured Event of Default has occurred and is continuing.

         4.8 OWNERSHIP OF PROPERTY; LIENS. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property necessary or used in the ordinary conduct of its respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, none of such property is subject to any Lien except as permitted by Section 7.3. To secure the Obligations, the Collateral Agent has a perfected, first priority security interest in all Collateral (other than Excluded Property), subject to Liens permitted by Section
6.9 and Section 7.3.

         4.9 INTELLECTUAL PROPERTY. Each Group Member owns, or is licensed to use, all Intellectual Property reasonably necessary for the conduct of its business as currently conducted except for those the failure to own or license which individually or in the aggregate, could not reasonably be expect to result in a Material Adverse Effect. To the best knowledge of DASI and or any Borrower, no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, except which infringement could, individually or in the aggregate with all other such conflicts, not reasonably be excepted to have a Material Adverse Effect. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect, except which infringement could, individually or in the aggregate with all other such conflicts, not reasonably be excepted to have a Material Adverse Effect.

         4.10 TAXES. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount which is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group

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                                                                              51




Member). There is no proposed tax assessment against any Group Member that would, if made, have a Material Adverse Effect.

         4.11 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither any Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither any Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if such Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         4.12 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

         4.13 SUBSIDIARIES. As of the Closing Date, (a) Schedule 4.13 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Borrower or any Subsidiary, except as created by the Loan Documents.

         4.14 USE OF PROCEEDS. The proceeds of the Loans shall be used to finance acquisitions permitted under Section 7.8, to refinance debt to be repaid, to provide working capital for DASI and its Subsidiaries and for general corporate purposes not in contravention of any Requirement of Law or of any Loan Documents.

         4.15 ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 4.15, each Loan Party and all of its respective properties and facilities have complied with all applicable Environmental Laws except in any such case where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.

         4.16 ACCURACY OF INFORMATION, ETC. To the best knowledge of each Loan Party, all factual information heretofore or contemporaneously furnished by or on behalf of a Loan Party in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the Schedules hereto) is, and all other such factual information hereafter furnished in connection with this Agreement or any other Loan Document by or on behalf of any Loan Party to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent and each Lender, and such information, to the best knowledge of each Loan Party, is not, or shall not be, as the case may be, incomplete by omitting to state

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                                                                              52



any material fact necessary to make such information not misleading. All projections prepared by or on behalf of any Loan Party contained in any documents or materials furnished to the Administrative Agent or any Lender have been prepared in good faith and represent such Loan Party's best estimates as of the date of preparation of reasonably expected future performance, but actual results may differ and such differences may be material.

         4.17 NO BURDENSOME RESTRICTIONS. No Group Member is subject to any restrictions in any Requirement of Law which could reasonably be expected to have a Material Adverse Effect.

         4.18 INSURANCE. The properties of each Group Member are insured or reinsured with financially sound and reputable insurance companies, which are not Affiliates of DASI, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Group Member operates.

         4.19 SENIOR DEBT. The Obligations of each Loan Party constitutes Senior Debt of such Loan Party under the 1999 Subordinated Indenture to the extent such Loan Party is the issuer or a guarantor under the 1999 Subordinated Indenture.

                         SECTION 5. CONDITIONS PRECEDENT

         5.1 CONDITIONS TO CLOSING DATE. This Agreement shall become effective on the initial date on which the following conditions precedent are satisfied, subject to Section 10.21:

                  (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Collateral Agent, DASI, each Borrower, the Required Lenders (as defined in the Existing Credit Agreement) and each Person which holds a Revolving Commitment on the Closing Date.

                  (b) Financial Information. The Lenders shall have received copies of the financial statements described in Section 4.1 (except to the extent already provided pursuant to Section 6.1), and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of DASI and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                  (c) Approvals. All governmental and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

                  (d) Collateral Documents. The Administrative Agent and the Collateral Agent shall have received evidence, in form and substance reasonably satisfactory to it (including through the delivery of legal opinions described below) that the Collateral Documents continue to provide to the Lenders the same collateral security, with the same priority, as under the Existing Credit Agreement, and, to the extent determined to be reasonably necessary by the Administrative Agent and the Collateral Agent to maintain such priority, there shall have been executed and delivered to the Collateral Agent such amendments, supplements or other modifications thereto as the Administrative Agent or the Collateral Agent shall reasonably request. Without limitation of the foregoing, the Administrative Agent shall have received the


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                                                                              53




Reaffirmation of Guaranties and the Reaffirmation of Collateral Documents, each executed and delivered by the Loan Parties party thereto.

                  (e) Fees. The Lenders, the Administrative Agent and the Collateral Agent shall have received all fees invoiced and required to be paid, and all expenses for which invoices have been presented without limitation of the foregoing, (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

                  (f) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including (A) the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, (B) in the case of the German Borrower, a recent excerpt from the Commercial Registry in which such entity is registered and (C) in the case of the Canadian Borrower, a certificate of Status from the Ministry of Consumer and Commercial Relations of Ontario, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

                  (g) Closing Compliance Certificate. The Administrative agent shall have received a certificate of Dura demonstrating in reasonable detail that (i) this Agreement, the other Loan Documents and the Obligations are permitted under the Indenture dated as of April 18, 2002 (the "2002 Senior Indenture"), under which the Senior Unsecured Notes are issued and the Indenture dated as of April 22, 1999 (the "1999 Subordinated Indenture") under which Dura's 9% Senior Subordinated Notes due 2009 are issued and (ii) the Obligations (assuming full utilization of the Revolving Commitments) constitute "Senior Debt" under the 1999 Subordinated Indenture.

                  (h) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Kirkland & Ellis, LLP, counsel to DASI, the Borrowers and their Subsidiaries, substantially in the form of Exhibit F; and

                  (ii) if reasonably requested by the Administrative Agent, the legal opinion of local counsel as may be required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit but not the continuation of a Loan as a Loan of the same Type and currency nor the conversion of a Loan from one Type into another Type in the same currency) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of any Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  DASI and each Borrower hereby jointly and severally agree that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of DASI and the Borrowers shall and shall cause each of its Subsidiaries to:

         6.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent and each
Lender:


                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of DASI, a copy of the audited consolidated and consolidating (by division) balance sheets of DASI and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and consolidating (by division) statements of income and of consolidated cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of DASI, the unaudited consolidated and consolidating (by division) balance sheets of DASI and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating (by division) statements of income and of consolidated cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to good faith year-end audit adjustments and the absence of footnotes).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

         6.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent and each Lender (or, in the case of clause (e), to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate (it being understood that such certificate may be limited to accounting matters and disclaim responsibility for legal interpretation);

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, a Compliance Certificate executed by a Responsible Officer containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of DASI, as the case may be;

                  (c) promptly when available and in any event within ninety
(90) Business Days after the last day of each fiscal year of DASI, a budget for the next succeeding fiscal year, which budget shall be prepared on a fiscal quarter by fiscal quarter basis for the next succeeding fiscal year in a manner and form permitting easy comparison to financial statements delivered pursuant to Section 6.1(a), and shall contain a projected, consolidated balance sheet and statement of consolidated cash flow and consolidated and consolidating (by division) statements of earnings of DASI and its consolidated Subsidiaries for such succeeding fiscal year, prepared in reasonable detail by a Responsible Officer of DASI;

                  (d) promptly, copies of all financial statements and reports that DASI sends to its shareholders and copies of all financial statements and reports that DASI or any Borrower may make to, or file with, the SEC; and

                  (e) promptly, such additional financial and other information regarding the business, financial or corporate affairs of DASI or any Subsidiary as any Lender may from time to time reasonably request.

         6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy, as the same shall become due and payable, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

         6.4 MAINTENANCE OF EXISTENCE; COMPLIANCE. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.5, (b) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill, and (c) preserve or renew all of its registered patents, registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all material property useful and necessary in its business in accordance with the standard of care typical in the industry in the operation and maintenance of its facilities and
(b) maintain with financially sound and reputable independent insurance companies insurance or reinsurance (including self-insurance) on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against by Persons in the same or similar business under similar circumstances. Upon the reasonable request by the Administrative Agent, Dura agrees to provide to the Administrative Agent from time to time the material terms of any self-insurance program maintained by it and its Subsidiaries.

         6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives and independent contractors of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time upon reasonable notice to DASI and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants, provided, however, that when an Event of Default has occurred and is continuing, any Lender may do any of the foregoing at any time during normal business hours and without advance notice.

         6.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Event of Default or Unmatured Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Group Member, (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Group Member including with respect to any applicable Environmental Laws, that in each case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect; and

                  (c) the following events, as soon as possible and in any event within 30 days after DASI or any Borrower knows or has reason to know thereof:
(i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

         6.8 ENVIRONMENTAL LAWS. Comply in all material respects with all applicable Environmental Laws, except for such noncompliance which in the aggregate could not reasonably be excepted to result in a Material Adverse Effect.

         6.9 ADDITIONAL COLLATERAL, ETC. (a) Take promptly such actions, to the extent permitted by applicable law, as the Collateral Agent or the Required Lenders may from time to time reasonably request to establish and maintain first-priority, perfected security interests in and Liens on all of their real and personal property as collateral (subject to other Permitted Liens) pursuant to the applicable Collateral Documents and to execute and deliver to the Collateral Agent a Guaranty, in each case reasonably satisfactory to the Collateral Agent and the Required Lenders, to secure and support the Obligations (except to the extent otherwise expressly provided herein or in any Collateral Document), including reaffirmations and, if appropriate, amendments of Guaranties and Collateral Documents previously provided under the Existing Credit Agreement, provided, that the granting of such Guaranty and/or Collateral by any such Subsidiary does not create any material increased income tax liability on the part of DASI and its Subsidiaries, and provided, further, that the granting of such Guaranty and/or Collateral by any other non-U.S. Subsidiary shall not be required prior to a request therefor to DASI from the Collateral Agent or the Required Lenders; upon such request such Guaranty and/or Collateral shall be granted as soon as practicable but in any event within 60 days of such request unless such grant would violate a material obligation of the grantor to a non-Affiliate under Indebtedness permitted under Section 7.2.

                  (b) (i) To cause each Person that becomes a Material Subsidiary on or after the Closing Date to promptly execute and deliver to the Collateral Agent a Guaranty, and grant to the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, such security interests and Liens as are required under clause (a) of this Section 6.9, and, (ii) to the extent required under clause (a) of this Section 6.9, to cause each Person owning such Material Subsidiary to pledge pursuant to Collateral Documents reasonably satisfactory to the Collateral Agent and the Required Lenders 100% (or 65% if such Person is not incorporated in the United States) of the shares of capital stock or other ownership interests of such Material Subsidiary.

                  (c) Notwithstanding anything set forth in this Section 6.9, no Group Member will be required to grant a security interest in Excluded Property and any Finance Subsidiary shall not be required to execute a Guaranty or grant a security interest in its property to guaranty the Obligations.

                  (d) No Group Member will guarantee or otherwise become liable for payment of Subordinated Indebtedness or the Senior Unsecured Notes unless such Group Member shall have executed and delivered a Guaranty and applicable Collateral Documents.

         6.10 COMPLIANCE WITH LAWS. Comply in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including in respect of pension plans and the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist or such noncompliance which in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

         6.11 COMPLIANCE WITH ERISA. (i) Maintain each material Plan in compliance with, in all material respects, the applicable provisions of ERISA, the Code and other federal or state law, (ii) cause each material Plan which is qualified under Section 401(a) of the Code to maintain such qualification, and
(iii) make all required contributions to any material Plan subject to Section 412 of the Code.

         6.12 FURTHER ASSURANCES. Take such actions as are reasonably necessary, or as the Collateral Agent or any Lender may reasonably request from time to time, to ensure that (i) the Obligations are unconditionally guaranteed by each Guarantor and (ii) the Obligations are secured by first priority perfected Liens in favor of the Collateral Agent, for the benefit of the Lenders, on all Collateral, subject only to Liens permitted under Section 7.3.

                          SECTION 7. NEGATIVE COVENANTS

                  DASI and each Borrower hereby jointly and severally agree that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, unless the Required Lenders waive compliance in writing, each of DASI and the Borrowers shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         7.1 FINANCIAL CONDITION COVENANTS. (a) Total Debt to EBITDA Ratio. Permit the Total Debt to EBITDA Ratio as at the last day of any fiscal quarter of DASI set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                 Fiscal Quarter                          Ratio
                 --------------                          -----
               September 30, 2003                     5.50 to 1.00
               December 31, 2003                      5.50 to 1.00


                 Fiscal Quarter                           Ratio
                 --------------                           -----
               March 31, 2004                          5.50 to 1.00
               June 30, 2004                           5.50 to 1.00
               September 30, 2004                      5.50 to 1.00
               December 31, 2004                       5.00 to 1.00
               March 31, 2005                          5.00 to 1.00
               June 30, 2005                           5.00 to 1.00
               September 30, 2005                      5.00 to 1.00
               December 31, 2005                       4.75 to 1.00
               March 31, 2006                          4.50 to 1.00
               June 30, 2006                           4.50 to 1.00
               September 30, 2006                      4.50 to 1.00
               December 31, 2006                       4.50 to 1.00
               March 31, 2007                          4.50 to 1.00
               June 30, 2007                           4.50 to 1.00
               September 30, 2007                      4.00 to 1.00
               December 31, 2007                       4.00 to 1.00
               March 31, 2008                          4.00 to 1.00
               June 30, 2008                           4.00 to 1.00
               September 30, 2008                      3.75 to 1.00

         (b) Senior Leverage Ratio. Permit the Senior Leverage Ratio as at the last day of any fiscal quarter of DASI set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                   Fiscal Quarter                          Ratio
                   --------------                          -----
               September 30, 2003                       2.75 to 1.00
               December 31, 2003                        2.75 to 1.00
               March 31, 2004                           2.75 to 1.00
               June 30, 2004                            2.75 to 1.00
               September 30, 2004                       2.75 to 1.00
               December 31, 2004                        2.50 to 1.00
               March 31, 2005                           2.50 to 1.00
               June 30, 2005                            2.50 to 1.00
               September 30, 2005                       2.50 to 1.00
               December 31, 2005 and thereafter         2.25 to 1.00


         (c) Interest Coverage Ratio. Permit the Interest Coverage Ratio as at the last day of any fiscal quarter of DASI set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                 Fiscal Quarter                          Ratio
                 --------------                          -----
               September 30, 2003                       1.90 to 1.00
               December 31, 2003                        1.90 to 1.00
               March 31, 2004                           1.90 to 1.00
               June 30, 2004                            1.90 to 1.00
               September 30, 2004                       1.90 to 1.00
               December 31, 2004                        1.90 to 1.00

                                                                              59

               March 31, 2005                           2.00 to 1.00
               June 30, 2005                            2.00 to 1.00
               September 30, 2005                       2.00 to 1.00
               December 31, 2005                        2.00 to 1.00
               March 31, 2006                           2.00 to 1.00
               June 30, 2006                            2.00 to 1.00
               September 30, 2006                       2.00 to 1.00
               December 31, 2006                        2.00 to 1.00
               March 31, 2007                           2.00 to 1.00
               June 30, 2007                            2.00 to 1.00
               September 30, 2007                       2.25 to 1.00
               December 31, 2007                        2.25 to 1.00
               March 31, 2008                           2.25 to 1.00
               June 30, 2008                            2.25 to 1.00
               September 30, 2008                       2.50 to 1.00

                  (d) Capital Expenditures. (i) Make or commit to make any Capital Expenditure, except Capital Expenditures of DASI and its Subsidiaries not exceeding $85,000,000 per fiscal year; provided, that such amount, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (b) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause
(a) above.

                  (ii) The amount of Capital Expenditures permitted for each fiscal year shall be increased by the greater of (A) 2.5% of the annual revenue of the Acquired Assets and New Consolidated Joint Ventures calculated for the fiscal year preceding such fiscal year and (B) 5% of total assets of the Acquired Assets and of the New Consolidated Joint Ventures as of the last day of the fiscal year preceding such fiscal year. As used herein, "New Consolidated Joint Ventures" means Joint Ventures created or acquired or invested in by DASI and its Subsidiaries after the Closing Date which are consolidated in the consolidated financial statements of DASI.

                  (e) If any Other Qualified Secured Agreement contains financial covenants that are more restrictive than those set forth in this Agreement, then such financial covenants (as in effect from time to time under such Other Qualified Secured Agreement) shall be automatically incorporated by reference in this Agreement.

         7.2 INDEBTEDNESS. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) unsecured Indebtedness of any Subsidiary to DASI and, to the extent the credit extension creating such Indebtedness is permitted by
Section 7.8(d), unsecured Indebtedness of any Subsidiary to any other
Subsidiary;

                  (c) Indebtedness consisting of Guarantee Obligations permitted by Section 7.4;

                  (d) Indebtedness outstanding on the date hereof and listed on
Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

                  (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) or (h) in an aggregate principal Dollar Equivalent amount not to exceed U.S.$60,000,000 at any one time outstanding;

                  (f) Subordinated Indebtedness provided that the proceeds of any such Indebtedness are (i) applied in accordance with Section 2.11, (ii) applied to the prepayment or purchase of Senior Unsecured Notes or (iii) used to finance permitted Acquisitions and provided further, that such proceeds may not be used to finance a permitted Acquisition unless the Total Debt to EBITDA Ratio, calculated as of the then most recently ended fiscal quarter on a pro forma basis (and without giving effect to any synergies or cost savings) to give effect to such Acquisition, is (A) less than or equal to 4.75: 1.00 and (B) at least 0.25 to 1.00 lower than the maximum Total Debt to EBITDA Ratio permitted for such fiscal quarter under Section 7.1(a);

                  (g) the Senior Unsecured Notes provided that the Net Cash Proceeds of Senior Unsecured Notes issued after the first $400,000,000 of Senior Unsecured Notes are issued are used (i) to refinance other Senior Unsecured Notes or (ii) applied in accordance with Section 2.11;

                  (h) the Trust Preferred Stock Debentures;

                  (i) Indebtedness arising from factoring arrangements provided that the Dollar Equivalent amount of uncollected receivables sold pursuant to such arrangements shall not exceed U.S.$30,000,000 at any time outstanding, in which Indebtedness is non-recourse to DASI and its Subsidiaries (except for standard factoring undertakings) and on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders;

                  (j) Swap Contracts entered into in the ordinary course of business and not for speculative purposes;

                  (k) additional Indebtedness of any Borrower or any of its Subsidiaries which is not provided by DASI or any other Subsidiary in an aggregate principal amount of all Indebtedness permitted solely by this subsection (k) shall not exceed a Dollar Equivalent amount of U.S.$75,000,000 at any one time outstanding or, with respect to any one Subsidiary, a Dollar Equivalent amount of U.S.$30,000,000;

                  (l) Indebtedness of any Borrower or of any of its Subsidiaries incurred to finance insurance premiums;

                  (m) Indebtedness of any Borrower and their Subsidiaries in connection with industrial revenue bonds and similar financings issued for the benefit of DASI and its Subsidiaries; and

                  (n) Permitted Receivables Financings, to the extent constituting Indebtedness.

         7.3 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes, fees, assessments or other governmental charges not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue or remain payable without penalty or that are being contested in good faith by appropriate proceedings;

                  (c) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, individually and in the aggregate, do not materially interfere with the ordinary conduct of the business of DASI or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness or obligations secured thereby is not increased;

                  (g) purchase money security interests on any property acquired or held by DASI or any Subsidiary securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property or any refinancing of such Indebtedness; provided that (i) any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests, together with all Indebtedness arising under capital leases permitted solely by subsection (h) below, shall not at any time exceed a Dollar Equivalent amount of U.S.$60,000,000;

                  (h) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that the aggregate amount of all Indebtedness arising under capital leases permitted solely by this subsection
(h), plus the aggregate amount of all Indebtedness secured by purchase money security interests permitted solely by subsection (g) above, shall not at any time exceed a Dollar Equivalent amount of U.S.$60,000,000);

                  (i) Liens created pursuant to the Collateral Documents (which Liens, together with deposit account Liens arising under Other Qualified Secured Agreements, may also secure Other Qualified Secured Agreements in an aggregate principal Dollar Equivalent amount for all such Agreements not in excess of U.S.$50,000,000);

                  (j) any interest or title of a lessor under any lease or sublease entered into by DASI or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (k) Liens consisting of judgment or judicial attachment liens (including prejudgment attachment), provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for DASI and its Subsidiaries do not exceed a Dollar Equivalent amount of U.S.$20,000,000;

                  (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by DASI or any Subsidiary in excess of those set forth by regulations promulgated by the FRB or (ii) such deposit account is not intended by DASI or any Subsidiary to provide collateral to the depository institution;

                  (m) Liens existing on any property or asset prior to the acquisition thereof by any Subsidiary of DASI or prior to such Person becoming a Subsidiary of DASI, provided that such Lien is not created in contemplation of such acquisition or such Person becoming a Subsidiary;

                  (n) Liens (excluding Liens on inventory and accounts receivable) not otherwise permitted hereunder which secure obligations not exceeding in the aggregate a Dollar Equivalent amount of U.S.$10,000,000 at any time outstanding;

                  (o) Liens arising as a result of Permitted Receivables Financings;

                  (p) Liens securing Indebtedness permitted by Section 7.2(m), provided that the Liens are limited to the property being financed by such Indebtedness; and

                  (q) Liens on unearned premiums securing Indebtedness permitted under Section 7.2(l).

         7.4 GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations pursuant to the Loan Documents;

                  (b) (i) Guarantee Obligations of DASI and its Subsidiaries in existence on the Closing Date and set forth on Schedule 7.4 and (ii) extensions, renewals and replacements of such guarantees, provided, however, that no such extension, renewal or replacement shall (A) amend or modify the subordination provisions, if any, contained in such guarantee in a manner adverse to the Lenders, or (B) increase the principal amount of the Indebtedness or obligations guaranteed by the original guarantee;

                  (c) Guarantee Obligations of the Guarantors in respect of the Senior Unsecured Notes;

                  (d) Guarantee Obligations arising under (i) Surety Instruments arising in the ordinary course of business of DASI or the applicable Subsidiary or (ii) any guaranty of the performance of contractual obligations (other than obligations to pay money unless permitted under Section 7.8(k)) of other Persons so long as such guaranty arises in connection with a project in which DASI or the applicable Subsidiary is otherwise involved in the ordinary course of business;

                  (e) Guarantee Obligations of DASI or any Subsidiary in respect of the obligations of Dura or any Wholly-Owned Subsidiary, provided that any such Guarantee Obligations in respect of

Subordinated Indebtedness are subordinated at least to the same extent as the obligations of the applicable obligor in respect of such Subordinated Indebtedness;

                  (f) Guarantee Obligations in respect of the Indebtedness or other liabilities of Joint Ventures or Persons in which DASI or any Subsidiary has a minority interest, provided that the aggregate amount of all Guarantee Obligations permitted solely by this subsection (f) which are incurred after the date hereof and which are permitted solely by subsection 7.8(f), shall not exceed U.S.$25,000,000; and

                  (g) customary indemnification obligations incurred in connection with Acquisitions or asset Dispositions permitted hereunder.

         7.5 FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

                  (a) any Subsidiary may be merged or consolidated with or into DASI (provided that DASI shall be the continuing or surviving corporation) or with or into any Subsidiary (provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation);

                  (b) any Subsidiary of DASI may Dispose of any or all of its assets to DURA or any Wholly Owned Subsidiary (upon voluntary liquidation or otherwise);

                  (c) any merger, amalgamation or consolidating in connection with a Disposition permitted by Section 7.6 or an Acquisition permitted by
Section 7.8.

         7.6 DISPOSITION OF PROPERTY. Dispose of any of its property (but excluding marketable securities), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of inventory and of used, obsolete, negligible, surplus or worn out property and the licensing of technology or intellectual property rights, all in the ordinary course of business;

                  (b) the sale of assets to the extent that such assets are exchanged for credit against the purchase price of productive assets, or the proceeds of such sale are reasonably promptly applied to the purchase price of productive assets;

                  (c) Dispositions by a Loan Party or a Subsidiary of DASI to another Loan Party or Subsidiary of DASI for fair market value;

                  (d) sales and dispositions described in clause (ii) of the definition of "Excepted Asset Sales" in Section 1.1;

                  (e) Dispositions of property (other than any disposition primarily of accounts and notes receivable) not otherwise permitted hereunder which are made for fair market value; provided that at the time of any such disposition, (i) no Event of Default or Unmatured Event of Default shall exist or shall result therefrom, and (ii) the aggregate value of all property so disposed of by DASI and its Subsidiaries after the Closing Date shall not exceed 15% of consolidated total assets of DASI and its Subsidiaries after giving effect to such proposed Disposition;

                  (f) the sales of receivables in connection with factoring transactions permitted by Section 7.2(i); and

                  (g) the sale of receivables and related property pursuant to any Permitted Receivables Financing.

         7.7 RESTRICTED PAYMENTS. (i) Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of DASI or Dura, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member or (ii) make any payment of principal of or interest on, or acquire, redeem or otherwise retire, or make any other distribution in respect of, any of the Trust Preferred Stock Debentures or the Trust Preferred Securities or Subordinated Indebtedness or Senior Unsecured Notes, except that:

                  (a) DASI and Dura may declare and make dividend payments or other distributions payable solely in its common stock, and the Trust Preferred Stock Trust may make a distribution of DASI's common stock pursuant to the terms of the Trust Preferred Securities or the Trust Preferred Stock Debentures;

                  (b) DASI and Dura may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock not otherwise required to be applied to a prepayment under Section 2.11;

                  (c) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, Dura may make dividends to DASI so that DASI may make scheduled (as of the Closing Date) payments on and required under the Trust Preferred Stock Debentures and permit the Trust Preferred Stock Trust to make corresponding distributions on the Trust Preferred Securities;

                  (d) Dura may make dividends to DASI so that DASI may purchase or otherwise acquire shares of its common stock in connection with its employee stock purchase or bonus plans in the ordinary course of business and in a manner consistent with its past practice;

                  (e) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, DASI or Dura may (i) make any interest payment on the Senior Unsecured Notes, (ii) make any other payment, acquisition, redemption or other retirement or distribution on the Senior Unsecured Notes from proceeds of equity issued by DASI and not required to be applied otherwise under this Agreement, (iii) make any other payments, acquisitions, redemptions or other retirements or distributions on the Senior Unsecured Notes not in excess of U.S.$100,000,000 in the aggregate for all such payments, and (iv) may refinance Senior Unsecured Notes with the proceeds of other Senior Unsecured Notes permitted to be incurred under SECTION 7.2(g);

                  (f) Dura may (i) pay dividends to on behalf of DASI under a tax sharing arrangement reasonably acceptable to the Administrative Agent and disclosed to the Lenders so long as such tax sharing arrangement is based on the method prescribed in Treas. Reg. Section 1.1502-33(d)(2)(ii) and on the method prescribed in Treas. Reg. Section 1.552-1(a)(2) (and using 100% as the percentage described in Treas. Reg. Section 1.1502-33(d)(2)(ii)(b)), (ii) pay dividends to or on behalf of DASI in the amount of DASI's franchise taxes and audit fees incurred in the ordinary course of DASI's business, (iii) pay to DASI amounts necessary to pay ordinary operating expenses incurred by DASI and (iv) pay dividends to or on behalf of DASI to repurchase the capital stock of DASI owned by members of management whose employment has been terminated so long as the aggregate amount of such repurchases in any fiscal year does not exceed $1,000,000 and no Event of Default then exists or would be caused thereby; and

                  (g) so long as such payment is not blocked under the subordination provisions of the agreement governing any Subordinated Indebtedness and no Event of Default or Unmatured Event of Default exists or would result therefrom, DASI or Dura may make (i) any interest payment on such Subordinated Indebtedness and (ii) any other payment on such Subordinated Indebtedness from proceeds of equity issued by DASI and not required to be applied otherwise under this Agreement; and

                  (h) DASI may (i) purchase shares of the capital stock of DASI, and (ii) declare or pay cash dividends to shareholders of DASI, in an aggregate amount (in the case of both clauses (i) and (ii)) equal to 25% of net income of DASI and its Subsidiaries arising after December 31, 2002 and computed on a cumulative consolidated basis, provided that immediately after giving effect to any such proposed action, no Event of Default or Unmatured Event of Default would exist and the Total Debt to EBITDA Ratio (computed on a pro forma basis as if such action had been taken as of the end of the most recently ended fiscal quarter) would be less than or equal to 4.25 to 1.

         7.8 INVESTMENTS. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person, or make any Acquisition (all of the foregoing, "Investments"), except:

                  (a) investments in Cash Equivalents;

                  (b) Guarantee Obligations permitted by Section 7.4;

                  (c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (d) Investments by DASI or any Subsidiary in Dura or in any Wholly-Owned Subsidiary;

                  (e) Investments by Dura or any of its Subsidiaries in tooling so long as the amount by which such Investments exceed the amount of the contractual obligations to reimburse Dura or such Subsidiary for such tooling is not greater than U.S.$20,000,000 at any time;

                  (f) (i) Investments of assets in Joint Ventures engaged in businesses similar to Dura's glass business in an aggregate value of the date of such Investments (net of liabilities assumed by such Joint Venture as to which DASI and its Subsidiaries are released) not in excess of $40,000,000 and (ii) other Investments in (A) Joint Ventures not resulting in an Acquisition and (B) minority interests, provided that the aggregate amount of all outstanding Investments under this clause (f)(ii) made by DASI or any of its Subsidiaries (the amount of such Investment to be determined as of the date of such Investment) shall not exceed 15% of the consolidated net worth of DASI;

                  (g) Investments made in order to consummate Acquisitions; provided that (i) no Event of Default or Unmatured Event of Default exists or will result therefrom (including any such event under Section 7.13), and (ii) the board of directors or equivalent governing body of the acquiree or the parent of the acquiree shall have given its written consent to or approval of such Acquisition;

                  (h) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security legislation;

                  (i) Investments existing on the Closing Date listed on
Schedule 7.8(j);

                  (j) purchases of stock of DASI permitted under Section 7.7;

                  (k) Investments by Dura or any of its Subsidiaries in any Finance Subsidiary that the Borrower is incorporating of the type customary for similar financing entities; and

                  (l) other advances, loans, guarantees or extensions of credit (excluding advances, loans, guarantees or extensions of credit of the types described in Section 7.8(f)) in the ordinary course of business by DASI or any Subsidiary not at any time exceeding in the aggregate a Dollar Equivalent amount of 5% of the consolidated net worth of DASI.

         7.9 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than DASI or any Subsidiary of DASI) unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

         7.10 CHANGES IN FISCAL PERIODS. Permit the fiscal year of DASI to end on a day other than December 31 or change DASI's method of determining fiscal quarters.

         7.11 USE OF PROCEEDS. Use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock,
(ii) to repay or otherwise refinance indebtedness of DASI or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.12 RESTRICTIONS ON SUBSIDIARIES. Permit any Subsidiary to enter into any agreement or instrument (except (a) the agreements relating to the Senior Unsecured Notes similar to those in effect on the Closing Date) and (b) customary restrictions imposed on the Finance Subsidiary in connection with the Permitted Receivables Transactions) which by its terms restricts the ability of such Subsidiary (i) to declare or pay dividends or make similar distributions,
(ii) to repay principal of, or pay any interest on, any indebtedness owed to Dura or any other Subsidiary, (iii) to make payments of royalties, licensing fees and similar amounts to Dura or any other Subsidiary or (iv) to make loans or advances to Dura or any other Subsidiary.

         7.13 ERISA. Engage, or permit any of its ERISA Affiliates to engage, in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         7.14 CHANGE IN BUSINESS. Engage in any business activity, except those currently conducted by DASI and the Subsidiaries on the Closing Date and such other activities that are reasonably related thereto or extensions thereof.

         7.15 ACCOUNTING CHANGES. Make any significant change in accounting principles or reporting practices, except as required by GAAP, or change its fiscal year.

         7.16 AMENDMENTS TO OTHER DOCUMENTS. Permit any material amendment, waiver, consent, supplement or other modification, or amendment, waiver, consent, supplement or other modification adverse to the Lenders, with respect to the Senior Unsecured Notes or the Subordinated Indebtedness without the prior written consent of the Required Lenders (which shall not be unreasonably withheld if not adverse to the Lenders).

         7.17 TRUST PREFERRED STOCK TRANSACTION. Permit any amendment to or modification of the Trust Preferred Stock Debentures, the Trust Preferred Securities or the Trust Preferred Stock Indenture, which is adverse to the interests of the Lenders.

         7.18 SWAP CONTRACTS. Enter into any Swap Contract other than Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in Section 6.7(a) or (ii) contained in
Section 7, and (except in the case of any failure under Section 6.7(a)), such default shall continue unremedied for a period of 10 Business Days after the earlier of (A) the first date upon which a Responsible Officer knew of such failure and (B) the date upon which written notice thereof is given to DASI by the Administrative Agent or any Lender; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the first date upon which a Responsible Officer knew of such failure and (ii) the date upon which written notice thereof is given to DASI by the Administrative Agent or any Lender; or

                  (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original
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                                                                              68


due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
(iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate a Dollar Equivalent amount of U.S.$20,000,000; or

                  (f) (i) any Loan Party or any Material Subsidiary shall commence any case, proceeding or other action (A) under any law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, winding-up, liquidation, dissolution or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more non-interlocutory judgments or non-interlocutory decrees shall be entered against any Loan Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance from a financially sound insurer as to which the insurer does not dispute coverage) of a Dollar Equivalent amount of U.S.$20,000,000 or more as to any single or related series of transactions, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) any Guaranty or Collateral Document ceases to be in full force and effect (other than in accordance with its terms or as permitted hereunder) or any Loan Party repudiates, or attempts to repudiate, any of its obligations under any Guaranty or Collateral Document which are material, or the grant of a Lien under any Collateral Document ceases to be a first, perfected Lien on any of the Collateral thereunder (subject only to Permitted Liens), or any Loan Party fails to comply with or to perform any material obligation or agreement under any Guaranty or Collateral Document within ten days after request by the Administrative Agent or any Lender;

                  (j) a Change in Control shall occur;

                  (k) a termination event or comparable event shall occur under the documents governing the Permitted Receivables Financing entitling the persons financing the receivables owned by the Finance Subsidiary (or purchasing undivided interests therein) to stop such financing or purchase of undivided interests (regardless of whether such persons declare such cessation or termination as a result of such event); or

                  (l) the Finance Subsidiary shall engage in any business or activity other than the purchase of receivables from the Subsidiaries and the sale of such receivables and activities incidental thereto;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the applicable Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of

Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations (other than contingent indemnification obligations) of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the applicable Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by any Borrower.

                              SECTION 9. THE AGENTS

         9.1 APPOINTMENT. (a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents (including directing the Collateral Agent to take action with respect to the Collateral) and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  (b) Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree to act for such Issuing Lender with respect thereto; provided, however, that each Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent or the Agents in this Section 9 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 9, included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

                  (c) Each Swingline Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent or the Agents in this
Section 9 with respect to any acts taken or omissions suffered by such Swingline Lender in connection with Swingline Loans made or proposed to be made by it as fully as if the term "Administrative Agent", as used in this Section 9, included the Swingline Lenders with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swingline Lender.

                  (d) Each Lender hereby irrevocably designates and appoints the Collateral Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent. The Collateral Agent shall have all of the benefits and immunities (i) provided to the

Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by the Collateral Agent in connection with its acting as Collateral Agent as fully as if the term "Administrative Agent", as used in this
Section 9, included the Collateral Agent with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Collateral Agent.

         9.2 COLLATERAL MATTERS. Each Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

         9.3 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         9.4 EXCULPATORY PROVISIONS. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         9.5 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to DASI or the Borrowers), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         9.6 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default unless such Agent has received notice from a Lender, DASI or the Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". In the event that the

Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Agents shall take such action with respect to such Event of Default or Unmatured Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided, that unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.7 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of DASI and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of DASI and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.8 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by DASI or the Borrowers and without limiting the obligation of DASI or the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         9.9 AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this
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                                                                              73


Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         9.10 SUCCESSOR AGENTS. Each Agent may resign as an Agent upon 30 days' notice to the Lenders and the Borrowers. If an Agent shall resign as an Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to any Borrower shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of each Agent, and the term "Administrative Agent" or "Collateral Agent" shall mean such successor agent effective upon such appointment and approval, and the former, Administrative Agent's or Collateral Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as an Agent by the date that is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, however, JPMorgan Chase Bank may not be removed as the Administrative Agent at the request of the Required Lenders unless JPMorgan Chase Bank or any Affiliate of JPMorgan Chase Bank shall also simultaneously be replaced as "U.S. Swingline Lender," as "Canadian Swingline Lender" and as "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to JPMorgan Chase Bank.

         9.11 SYNDICATION AGENT. The Syndication Agent shall have no duties or responsibilities hereunder in its capacity as such.

                            SECTION 10. MISCELLANEOUS

         10.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Event of Default or Unmatured Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Tranche C Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Loan Documents, in each case without the written consent of all Lenders; (iv) amend, modify or waive (x) any provision of Section 2.17(a) or 2.17(d) without the written consent of all Lenders or (y) any other provision of Section 2.17 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;
(vi) amend, modify or waive any provision of Section 9 without the written consent of each Agent and each Issuing Lender affected thereby; (vii) amend, modify or waive any provision of Section 2.5, 2.6 or 2.7 without the written consent of the applicable Swingline Lender; (viii) amend, modify or waive any provision of Section 3 without the written consent of each Issuing Lender directly affected thereby; (ix) amend, modify or waive any provision applicable to the Collateral Agent without the written consent of the Collateral Agent, or
(x) amend or modify this Section 10.1 without the written consent of all Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Event of Default or Unmatured Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default or Unmatured Event of Default, or impair any right consequent thereon.

                  Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Agents and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Tranche C Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders; provided, that the approval of the Supermajority Lenders (as defined below) shall be required if such additional credit facilities, together with the outstanding U.S.$ Revolving Commitments and outstanding Term Loans, would exceed $600,000,000 in the aggregate. "Supermajority Lenders", as used herein, shall have the same meaning as "Required Lenders" except that the percentage 51% used in "Required Lenders" shall be deemed to be replaced by the percentage 66 2/3%.

                  In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Tranche C Term Loans ("Refinanced Term Loans") with a replacement "C" term loan tranche hereunder ("Replacement Term Loans"), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans,
(c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Tranche C Term Loans in effect immediately prior to such refinancing.

         10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of DASI, the Borrowers and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:


                  DASI:                       Dura Automotive Systems, Inc.
                                              2791 Research Drive
                                              Rochester Hills, MI  48309
                                              Attention: Glenn Dong
                                              Telecopy: (248) 299-7518
                                              Telephone: (248) 299-7500

                  Dura:                       Dura Operating Corp.
                                              2791 Research Drive
                                              Rochester Hills, MI  48309
                                              Attention: Glenn Dong
                                              Telecopy: (248) 299-7518
                                              Telephone: (248) 299-7500

                  U.K. Borrower:              Dura Automotive Systems, Inc.
                                              2791 Research Drive
                                              Rochester Hills, MI  48309
                                              Attention: Glenn Dong
                                              Telecopy: (248) 299-7518
                                              Telephone: (248) 299-7500

                  German Borrower:            Dura Automotive Systems, Inc.
                                              2791 Research Drive
                                              Rochester Hills, MI  48309
                                              Attention: Glenn Dong
                                              Telecopy: (248) 299-7518
                                              Telephone: (248) 299-7500

                  French Borrower:            Dura Automotive Systems, Inc.
                                              2791 Research Drive
                                              Rochester Hills, MI  48309
                                              Attention: Glenn Dong
                                              Telecopy: (248) 299-7518
                                              Telephone: (248) 299-7500

                  Canadian Borrower:          Dura Automotive Systems, Inc.
                                              2791 Research Drive
                                              Rochester Hills, MI  48309
                                              Attention: Glenn Dong
                                              Telecopy: (248) 299-7518
                                              Telephone: (248) 299-7500

                  Administrative Agent:       JPMorgan Chase Bank
                                              270 Park Avenue
                                              New York, NY 10017
                                              Attention: Glenn Hector
                                              Telecopy: (713) 750-7910
                                              Telephone: (713) 750-2938

                  Collateral Agent:           Bank of America, N.A.
                                              555 So. Flower Street, 17th Floor
                                              CA9-706-17-54
                                              Los Angeles, CA  90071
                                              Attention: David Price
                                              Telecopy: (415) 503-5011
                                              Telephone: (213) 345-1300

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 or 3 unless otherwise agreed by the Administrative Agent and the applicable Lender. Any Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

         10.5 PAYMENT OF EXPENSES AND TAXES. DASI, and with respect to clause
(d) below DASI and each Borrower, agrees (a) to pay or reimburse each Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel to each Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to DASI prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees, disbursements and other charges of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to each Agent, (c) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the facilities and properties owned, leased or operated by any Group Member and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that neither DASI nor any Borrower shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, DASI and each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee (except as a result of gross negligence or willful misconduct). All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by DASI pursuant to this Section 10.5 shall be submitted to Glenn Dong (Telephone No.
(248) 299-7500) (Telecopy No. (248) 299-7518), at the address of any Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                           (A) DASI, provided that no consent of DASI shall be
                  required (x) for an assignment to a Lender, an affiliate of a Lender or an Approved Fund (as defined below) so long as, in case of an assignment of any Revolving Commitment, such assignment will
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                                                                              78

                  not result in any increased costs to the Borrowers or (y) if an Event of Default has occurred and is continuing; and


                           (B) the Administrative Agent, and, so long as Bank of
                  America, N.A. is an Issuing Lender, Bank of America, N.A. provided that no consent of the Administrative Agent or such Issuing Lender shall be required for an assignment of (x) any Revolving Commitment under a Facility to an assignee that is a Lender with a Revolving Commitment under the same Facility immediately prior to giving effect to such assignment or (y) all or any portion of a Tranche C Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender,
                  an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitments under a Facility or Loans under any Facility, the amount of the Revolving Commitments or Loans under such Facility of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S.$5,000,000 (or, in the case of the Tranche C Term Facility, U.S.$1,000,000) unless each of DASI and the Administrative Agent otherwise consent, provided that (1) no such consent of DASI shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                           (B) the parties to each assignment shall execute and
                  deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of U.S.$3,500;

                           (C) the Assignee, if it shall not be a Lender, shall
                  deliver to the Administrative Agent an administrative questionnaire; and

                           (D) the Canadian Swingline Lender may not assign any
                  of its rights and obligations hereunder unless arrangements satisfactory to Dura and the Administrative Agent have been made for one or more Lenders to act (or cause their respective affiliate to act) as Canadian Swingline Lender hereunder in the full amount of the Canadian Swingline Commitment.

                  For the purposes of this Section 10.6, the term "Approved Fund" has the following meaning:

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                 (c) (i) Any Lender may, without the consent of the Borrowers, DASI or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the DASI's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.19 unless such Participant complies with Section 2.19(d).

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

                  (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

                  (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrowers, DASI or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of DASI, the Borrowers, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

         10.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement expressly provides for payments or collateral to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) The Dollar Equivalent amount of the principal of each Loan, any L/C Obligations and any other amount payable by any Borrower shall be determined by the Administrative Agent in the case of receipt by any Lender of any payment or other recovery which may be subject to subsection 10.7(a) (or any disgorgement by any Lender pursuant to the proviso to such subsection), as of the date of such receipt (or such disgorgement).

                  (c) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to DASI or any Borrower, any such notice being expressly waived by DASI and each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by DASI or any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of DASI or any Borrower, as the case may be. Each Lender agrees promptly to notify DASI and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Dura and the Administrative Agent.

         10.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of DASI, the Borrowers, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10.12 SUBMISSION TO JURISDICTION; WAIVERS. Each of DASI and the Borrowers hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage


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                                                                              82


prepaid, to DASI or the applicable Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         10.13 ACKNOWLEDGEMENTS. Each of DASI and the Borrowers hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither any Agent nor any Lender has any fiduciary relationship with or duty to DASI or any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and DASI and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among DASI, the Borrowers and the Lenders.

         10.14 RELEASES OF GUARANTEES AND LIENS. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by any Borrower having the effect of releasing any Collateral or Guarantee Obligations
(i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with
Section 10.1 or (ii) under the circumstances described in paragraph (b) below and the Collateral Agent. Without limitation of the foregoing the Lenders irrevocably authorize each of the Administrative Agent or the Collateral Agent, at its option and in its discretion, to release or, as the case may be, subordinate any Lien granted to or held by the Administrative Agent and the Collateral Agent upon any Collateral (i) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (ii) constituting property in which a Loan Party owned no interest at the time the Lien was granted or at any time thereafter; (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed or extended; (iv) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (v) constituting property subject to a capital lease or purchase money security interest permitted under Section 7.3(g) or (h). Upon request by the Administrative Agent or the Collateral Agent at any time, the Lenders will confirm in writing the Administrative Agent's and the Collateral Agent's authority to release particular types or items of Collateral pursuant to this
Section 10.14.

                  (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Swap Contracts) shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Collateral Documents, and the Collateral Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Collateral Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrowers or any other Loan Party) that any Borrower's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Borrower or any of its Subsidiaries other than the real property described in the Mortgages.

         10.15 CONFIDENTIALITY. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Contract (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

         10.16 WAIVERS OF JURY TRIAL. DASI, THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         10.17 ADDITIONAL BORROWERS. DASI may from time to time request in a writing to the Administrative Agent and the Lenders that an additional Subsidiary be added as an additional Borrower. If the Administrative Agent and the Required Lenders consent in writing to such Subsidiary becoming an additional Borrower (which consent may be given or withheld in the Administrative Agent's and the Required Lenders' reasonable discretion, the absence of any response by the Administrative Agent or the Required Lenders being deemed a rejection of such request), such Subsidiary may become an additional Borrower by executing and delivering to the Administrative Agent a Joinder Agreement and by delivering supporting documentation (including certified organizational documents, authorization, incumbency and opinion(s) of counsel) of the type and substantially in the forms delivered by the existing Borrowers on the Closing Date and all in form and substance satisfactory to the Administrative Agent and the Required Lenders.

         10.18 LIMITATION. Notwithstanding any other terms of this Agreement or any other Loan Document, (a) no Loan Party that is organized under the laws of a jurisdiction outside the United States of America (a "Foreign Loan Party") shall be obligated in respect of any Obligations of any Loan Party that is organized under the laws of a jurisdiction within the United States of America (a "U.S. Loan Party") unless such U.S. Loan Party is an entity which is neither (i) a "United States shareholder" (as defined in Section 951(b) of the Code) of such Foreign Loan Party nor (ii) a corporation, 25% or more of the total combined voting power of which is owned (directly, indirectly or constructively) by one or more United States shareholders of such Foreign Loan Party in the aggregate, and (b) any Foreign Loan Party shall only be obligated in respect of any other Loan Party's Obligations to the fullest extent permitted by the applicable law of the jurisdiction in which such Foreign Loan Party is organized (including financial assistance limitations).

         10.19 JUDGMENT. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

         10.20 AMENDMENT AND RESTATEMENT. The Loan Parties party to the Existing Credit Agreement and the Loan Documents thereunder, the Lenders and the Agents agree that, effective as of the initial Closing Date, this Agreement amends and restates in its entirety the Existing Credit Agreement and this Agreement shall not be deemed to be a novation of the Obligations (as defined in the Existing Credit Agreement) or any other obligations of any Loan Party under the other Loan Documents (as defined in the Existing Credit Agreement). On the Closing Date, the commitments of the Lenders shall be reallocated in accordance with the terms hereof. To facilitate such reallocation, at the Closing Date, (i) all loans and letters of credit outstanding under the Existing Credit Agreement shall be deemed to be Loans and Letters of Credit hereunder, (ii) subject to
Section 2.20, each Lender shall purchase from the other Lenders such portions of outstanding Loans (other than Swingline Loans and Tranche C Term Loans) and participations in Letters of Credit under the Existing Credit Agreement of the other Lenders so that each Lender holds such Lender's pro rata share in all outstanding Loans (other than Swingline Loans) and participations under the Existing Credit Agreement, (iii) the Administrative Agent shall apply funds received from such Lenders as their initial extensions of credit under this Agreement to the purchase of such interests, and (iv) the Borrowers shall select new Interest Periods to apply to all Loans (other than Swingline Loans) hereunder (or, to the extent the Borrowers fail to do so, such Loans shall become Base Rate Loans).

         10.21 POST-CLOSING MATTERS. Notwithstanding the provisions of Sections
5.1 and 6.9, the Loan Parties need not complete the actions or deliver the documents described in Sections 5.1(d) and 5.1(h) and on Schedule 1.1(D) until the date which is 45 days following the Closing Date, and the Closing Date will occur upon satisfaction of the other conditions in
Section 5.1.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                        DURA AUTOMOTIVE SYSTEMS, INC.


                        By: /s/ DAVID R. BOVEE
                                ---------------------------------------------
                            Name: David R. Bovee
                            Title: Vice President and Chief Financial Officer


                        DURA OPERATING CORP.


                        By: /s/ DAVID R. BOVEE
                                ---------------------------------------------
                            Name: David R. Bovee
                            Title: Vice President and Chief Financial Officer


                        TRIDENT AUTOMOTIVE LIMITED


                        By: /s/ DAVID R. BOVEE
                                ---------------------------------------------
                            Name: David R. Bovee
                            Title: Vice President and Chief Financial Officer


                        DURA HOLDING GERMANY GMBH


                        By: /s/ DAVID R. BOVEE
                                ---------------------------------------------
                            Name: David R. Bovee
                            Title: Vice President and Chief Financial Officer


                        DURA AUTOMOTIVE SYSTEMES EUROPE S.A.


                        By: /s/ FRANCOIS BOULANGER
                                ---------------------------------------------
                            Name: Francois Boulanger
                            Title: President


                        DURA AUTOMOTIVE SYSTEMS (CANADA), LTD.


                        By: /s/ DAVID R. BOVEE
                                ---------------------------------------------
                            Name: David R. Bovee
                            Title: Vice President and Chief Financial Officer

                        JPMORGAN CHASE BANK, as Administrative Agent
                            and as a Lender


                        By: /s/ KAREN M. SHARF
                                ---------------------------------------------
                            Name: Karen M. Sharf
                            Title: Vice President


                        BANK OF AMERICA, N.A., as Syndication Agent, as
                            Collateral Agent and as a Lender


                        By: /s/ CHAS MCDONELL
                                ---------------------------------------------
                            Name: Chas McDonell
                            Title: Managing Director


                        THE BANK OF NOVA SCOTIA


                        By: /s/ V. GIBSON
                                ---------------------------------------------
                            Name: V. Gibson
                            Title: Assistant Agent


                        COMERICA BANK


                        By: /s/ NATASHA URSUY
                                ---------------------------------------------
                            Name: Natasha Ursuy
                            Title: Vice President


                        STANDARD FEDERAL BANK N.A.


                        By: /s/ ANNETTE GORDON
                                ---------------------------------------------
                            Name: Annette Gordon
                            Title: First Vice President


                        U.S. BANK, NATIONAL ASSOCIATION


                        By: /s/ ROBERT A. ROSATI
                                ---------------------------------------------
                            Name: Robert A. Rosati
                            Title: Vice President

                        WACHOVIA BANK, N.A.


                        By: /s/ FREDERICK E. BLUMER
                                ---------------------------------------------
                            Name: Frederick E. Blumer
                            Title: Vice President


                        BARCLAYS BANK PLC


                        By: /s/ VINCENT MULDOON
                                ---------------------------------------------
                            Name: Vincent Muldoon
                            Title: Relationship Director


                        FIFTH THIRD BANK, EASTERN MICHIGAN


                        By: /s/ MICHAEL DOLSON
                                ---------------------------------------------
                            Name: Michael Dolson
                            Title: Vice President

                                                                         ANNEX A


                           ADMINISTRATIVE SCHEDULE TO
                                CREDIT AGREEMENT

I.   BASE RATES AND INTEREST PAYMENT DATES.

1.   U.S. Dollar Borrowings:

         "Base Rate" means for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

2.   Pounds Sterling Borrowings:

         "Base Rate" means the rate that the Administrative Agent announces from time to time as its Base Rate, as in effect from time to time.

3.   Euro Borrowings:

         "Base Rate" means the rate that the Administrative Agent determines from time to time to be its cost of funds for obtaining the requested amount of Euro for the Interest Period, as in effect from time to time.

II.  EUROCURRENCY BASE RATES AND PERMITTED INTEREST PERIODS.

1.   U.S. Dollar Borrowings:

         "Eurocurrency Base Rate" with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the Eurocurrency Base Rate shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the JPMorgan Chase Bank or, in the absence of such availability, by reference to the rate at which JPMorgan is offered U.S. Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurocurrency and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.


2.   Pounds Sterling Borrowings:

         "Eurocurrency Base Rate" means with respect to each day during each Interest Period pertaining to a Loan, a rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the sum of (a) LIBOR for such Interest Period and (b) the rate per annum calculated by the Administrative Agent in accordance with Schedule 1.1(B); "LIBOR" means in relation to any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) quoted at or about 11:00 a.m., London time, on the Quotation Date for such period on that page of the Telerate Screen which displays British Bankers Association Interest Settlement Rates for deposits in Pounds Sterling of the equivalent amount for such period (such page being currently 3750) or, if such page or such service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying British Bankers Association Interest Settlement Rates for Pounds Sterling as the Administrative Agent, after consultation with the Lenders and the applicable Borrower, shall select provided that if no such rate is displayed for Pounds Sterling and the relevant period and the Administrative Agent has not selected an alternative service on which two or more such quotations are displayed, "LIBOR" shall mean the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rates (as notified to the Administrative Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in Pounds Sterling of such amount and for such period at or about 11:00 A.M., London time, on the Quotation Date for such period; "Reference Banks" means the principal London offices of JPMorgan Chase Bank and/or such other bank or banks as may from time to time be agreed between the Administrative Agent and the applicable Borrower; and "Quotation Date" means in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period, provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

3.   Euro Borrowings:

         "Eurocurrency Base Rate" means with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum equal to the sum of (a) the rate at which JPMorgan Chase Bank is offered Euro deposits at or about 10:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank market where the foreign currency and exchange operations in respect of its Eurocurrency Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurocurrency Loan to be outstanding during such Interest Period and (b) the rate per annum calculated by the Administrative Agent in accordance with
         Schedule 1.1(B).

III. SPECIFIED NOTICE TIMES

1.   U.S. Dollar Borrowings:

         (a) Eurocurrency borrowings, 12:00 noon New York City time three Business Days prior to the applicable event and (b) Base Rate borrowings, 12:00 noon New York City time one Business Days prior to the applicable event.

2.   Pounds Sterling Borrowings:

         12:00 noon London time three Business Days prior to the applicable event.

3.   Euro Borrowings:

         12:00 noon London time three Business Days prior to the applicable event.

III. SPECIFIED PAYMENT TIMES

1.   U.S. Dollar Payment: 12:00 noon, Local Time.

2.   Canadian Dollar Payment:  12:00 noon, Local Time

3.   Pound Sterling Payment:  3:00 p.m., Local Time

4.   Euro Payment: 4:00 p.m., Local Time